UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  ☒                   Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

iRobot Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Securities Exchange Act of 1934 Rules 14a-6(i)(1) and 0-11

April 11, 2023
Dear Fellow Stockholder,

You are cordially invited to attend the annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company” or "iRobot"), to be held on Friday, May 26, 2023, at 8:30 a.m., Eastern Time. The annual meeting will again be held entirely online this year. You will be able to attend and participate in the annual meeting online by visiting www.virtualshareholdermeeting.com/IRBT2023, where you will be able to vote electronically and submit questions. Given the virtual format, there is no opportunity to attend this annual meeting in person. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials) to attend the annual meeting.

At this annual meeting, you will be asked to (1) elect three (3) Class III directors, each to serve for a three-year term; (2) ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year; (3) approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement; and (4) vote, on a non-binding, advisory basis, on the frequency of future non-binding, advisory votes on the compensation of our named executive officers.

The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of appointment of our independent registered public accounting firm, FOR approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement and for every 1 YEAR on the non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers. Details regarding the matters to be acted upon at this annual meeting appear in the accompanying Proxy Statement. Please give the accompanying materials your careful attention.

Whether or not you plan to attend the annual meeting online, we urge you to vote on the business to come before this annual meeting so that your shares will be represented at the annual meeting. If you attend the annual meeting online, you may vote during the meeting electronically even if you have previously returned a proxy. Your prompt cooperation will be greatly appreciated.

Thank you for your continued support, interest and investment in iRobot.

Sincerely,
Colin M. Angle
Chairman of the Board and Chief Executive Officer
April 11, 2023

CORPORATE GOVERNANCE AND
EXECUTIVE COMPENSATION HIGHLIGHTS

iRobot has long maintained a strong commitment to adopting and maintaining best practices in our corporate governance activities and policies, which informs overall board engagement, board composition and executive compensation matters. 2022 was a memorable year for iRobot, one marked equally by major challenges and exciting opportunities. While the Company’s 2022 financial performance suffered primarily due to a significant deterioration in macroeconomic conditions that impacted retailer orders and consumer demand in the U.S. and Europe, the Middle East and Africa ("EMEA"), iRobot took tangible steps to advance innovation, increase adoption of its products and delight customers and implemented a range of cost-reduction actions to better align expenses with revenue.

Proposed Acquisition of iRobot by Amazon.com, Inc.

On August 4, 2022, iRobot entered into an agreement and plan of merger with Amazon.com, Inc. (“Amazon”) pursuant to which Amazon will acquire iRobot for $61 per share in an all-cash transaction valued at $1.7 billion, including iRobot’s net debt. iRobot believes that Amazon is an ideal partner to help the Company advance its vision for building the world’s most thoughtful home innovations that make life better. As iRobot’s chairman and CEO Colin Angle stated on the day the transaction was announced, “I cannot think of a better place for our team to continue our mission.” On October 17, 2022, our stockholders voted to approve the transaction and the proposals related to this transaction. At present, we continue to work diligently to advance this transaction to completion by obtaining the necessary regulatory approvals in the U.S., EU and elsewhere. Until the merger is completed, we will continue to operate iRobot as an independent publicly traded company, and remain focused on executing on our top strategic priorities while navigating persistently difficult market conditions.

2023 Annual Meeting Proposals

iRobot’s 2023 annual meeting of stockholders (“Annual Meeting”) will be held virtually on May 26, 2023 at 8:30 a.m. ET. The Company’s stockholders are asked to vote on the election of three (3) Class III directors, ratify PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year, approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement and vote, on a non-binding, advisory basis, on the frequency of future non-binding, advisory votes on the compensation of our named executive officers. In light of the proposed acquisition of iRobot by Amazon, our board of directors decided not to submit the several long-standing corporate governance proposals relating to (1) eliminating supermajority voting requirements, (2) declassifying our board of directors, and (3) eliminating the prohibition on stockholders’ ability to call a special meeting, to our stockholders for approval at this year’s meeting.

Notable Corporate Governance Practices and Policies

As you review the details of the proposals, including the election of three (3) Class III directors, within the accompanying Proxy Statement, we ask stockholders to keep in mind the Company’s successful implementation of a range of what we believe are stockholder-friendly practices and policies that include:

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Board Composition

The composition of the iRobot board of directors did not change in 2022, except that Michael Bell’s term as a director ended at the 2022 annual meeting of stockholders held on May 27, 2022. As part of our efforts to ensure that the board’s skills, talents and experience align well with iRobot’s strategic goals, we continuously evaluate each board member and the effectiveness of the board as a whole. Each independent director on our board brings considerable experience, domain expertise, complementary skills and relevant insights in the areas that are critical to the Company’s strategic direction and long-term success. Additionally, our board is strengthened by its diversity whether it be the industry expertise, gender, geographic residency or ethnicity of its members. Please see pages 7-16 of the Proxy Statement for additional information about each director serving on our board, including the Class III director nominees for this Annual Meeting.

Director Facts and Figures

Executive Compensation

Since 2017, the long-term incentive component of our executive compensation plan has reflected a 50/50 mix of performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”), and since 2021 the long-term incentive component of our CEO’s compensation plan has reflected a 60/40 mix of PSUs and RSUs. Starting in 2022, PSUs are earned based on our relative total shareholder return (“rTSR”) over one, two, and three-year periods. Additionally, since 2017 we have had the ability to achieve an above-target payout for PSUs when the performance metrics exceed our target levels. In 2020, we further evolved our executive compensation plan designs to better reflect underlying business conditions and better align with recent changes in our financial reporting. As detailed on page 39 of the Proxy Statement, consistent with our pay for performance compensation philosophy, because we did not achieve the threshold performance levels for revenue and non-GAAP operating income in 2022, no annual bonuses were paid under the annual bonus plan to our executives. The following represent key elements of our executive compensation practices:

*	Representative mix of compensation. For additional information, please see page 37 of this Proxy Statement.
**
Representative mix of compensation for all executive officers except the CEO, whose long-term equity awards are 40% in the form of RSUs and 60% in the form of PSUs. For additional information, please see page 40 of this Proxy Statement.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Why Your Vote Matters
We believe that it is important for all stockholders to have their shares represented at the annual meeting. Regardless of how many shares you own or whether you plan to attend the virtual Annual Meeting, we urge all stockholders to vote their shares. Accordingly, we ask that you please give the information presented in the accompanying materials your careful attention in order to be as informed as possible regarding proposals on which you will be voting. We appreciate your cooperation and support.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

iROBOT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 26, 2023

To the Stockholders of iRobot Corporation:

The annual meeting of stockholders of iRobot Corporation, a Delaware corporation (the “Company”), will be held on Friday, May 26, 2023, at 8:30 a.m., Eastern Time. The annual meeting will be held entirely online this year. The annual meeting is being held for the following purposes:

1. To elect three (3) Class III directors, nominated by the board of directors, each to serve for a three-year term, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;
2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year;
3. To hold a non-binding, advisory vote on the approval of the compensation of our named executive officers as disclosed in this Proxy Statement;
4. To hold a non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers; and
5. To transact such other business as may properly come before the annual meeting and at any adjournments or postponements thereof.
Proposal 1 relates solely to the election of three (3) Class III directors nominated by the board of directors and does not include any other matters relating to the election of directors. Only stockholders of record at the close of business on March 31, 2023 (the “Record Date”) are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

We are mailing our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of our Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”). Stockholders who have requested a paper copy of our proxy materials will continue to receive them by mail. The Notice contains instructions on how to access those documents over the Internet and how to request a paper copy of our Proxy Statement, the 2022 Annual Report, and a form of proxy card or voting instruction card.

All stockholders are cordially invited to attend the annual meeting online. To assure your representation at the annual meeting, we urge you, regardless of whether you plan to attend the annual meeting online, to sign, date and return the proxy card (if you received printed proxy materials) or to vote over the telephone or on the Internet as instructed in these proxy materials so that your shares will be represented at the annual meeting. If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

To be admitted to the annual meeting at www.virtualshareholdermeeting.com/IRBT2023, you must enter the 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to attend the annual meeting. We encourage you to access the annual meeting before it begins. Online check-in to access the meeting will start shortly before the meeting on May 26, 2023. If you attend the annual meeting at www.virtualshareholdermeeting.com/IRBT2023, you may vote electronically during the meeting even if you have previously returned a proxy. Stockholders will also have the opportunity to submit questions prior to the annual meeting at www.proxyvote.com by logging on with your control number or during the annual meeting through www.virtualshareholdermeeting.com/IRBT2023. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/IRBT2023 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

Notice of Annual Meeting of Stockholders and iRobot 2022 Proxy Statement

In closing, we urge all stockholders to vote their shares TODAY using the proxy card (if you received printed proxy materials) or vote online or by telephone, as instructed, regardless of how many shares you own or whether you plan to attend the meeting online. We appreciate your cooperation and support in making sure your shares are represented.

Important Notice Regarding the Internet Availability of Proxy Materials
for the Stockholder Meeting to Be Held on May 26, 2023

This Notice of 2023 Annual Meeting, Proxy Statement, and 2022 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.

By order of the Board of Directors,

GLEN D. WEINSTEIN
Executive Vice President,
Chief Legal Officer and Secretary
Bedford, Massachusetts
April 11, 2023

REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING ONLINE, PLEASE VOTE
BY TELEPHONE, OVER THE INTERNET, OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE
POSTAGE-PAID ENVELOPE PROVIDED (IF YOU RECEIVED PRINTED PROXY MATERIALS) IN ORDER TO
ENSURE REPRESENTATION OF YOUR SHARES.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

iROBOT CORPORATION
PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held on May 26, 2023
April 11, 2023
This Proxy Statement and related materials have been made available to you on the Internet, or have been delivered to you by mail at your request, on behalf of the board of directors of iRobot Corporation, a Delaware corporation (the “Company” or “iRobot”), for use at the annual meeting of stockholders to be held on Friday, May 26, 2023, at 8:30 a.m., Eastern Time. The annual meeting will be held entirely online this year. Additional details regarding attending the virtual annual meeting and voting at the meeting are provided below.
Important Notice Regarding the Internet Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on May 26, 2023

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules, which we believe produces cost savings associated with reduced printing and postage expenses as well as promotes a positive environmental impact tied to lower quantities of materials that will be produced and delivered to stockholders. On or about April 11, 2023, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our 2022 Annual Report. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our annual stockholder meeting. As a stockholder of the Company, you are invited to participate in the virtual annual meeting, and are entitled and requested to vote on the proposals described in this Proxy Statement. The Notice of Internet Availability instructs you on how to submit your proxy or voting instructions through the Internet. If you would like to receive a paper copy of our proxy materials, the Notice of Internet Availability instructs you on how to request a paper copy of our proxy materials, including a proxy card or voting instruction form that includes instructions on how to submit your proxy or voting instructions by mail or telephone.

This Proxy Statement and our 2022 Annual Report to stockholders are available for viewing, printing and downloading at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on February 14, 2023, will be furnished without charge to any stockholder upon written request to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at www.sec.gov.

The purposes of the annual meeting are to elect three (3) Class III directors, each to serve for a three-year term, to ratify the appointment of the Company’s independent registered public accounting firm, to hold a non-binding, advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement, and to hold a non-binding advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers. Only stockholders of record at the close of business on March 31, 2023, will be entitled to receive notice of and to vote at the annual meeting. As of March 31, 2023, 27,594,072 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

Stockholders may vote electronically during the online meeting or by proxy. Even if you have previously voted by proxy, you may change your votes and vote again electronically if you attend the annual meeting online. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company, (ii) duly completing a later-dated proxy relating to the same shares, or (iii) attending the annual meeting online and voting during the meeting electronically (although attendance at the annual meeting online will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary, before the taking of the vote at the annual meeting.

The representation at the virtual annual meeting or by proxy of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker “non-votes” are not considered voted for the particular matter. If you hold your shares in “street-name” through a broker or other nominee, if the nominee does not have discretionary voting power and absent voting instructions from you, your shares will not be counted as voting. Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Proposal 2 is considered to be a “routine” matter. Accordingly, if you beneficially own your shares and do not provide voting instructions, your broker, bank or other agent has discretionary authority to vote your shares on Proposal 2.

For Proposal 1, our by-laws require that each director be elected by the affirmative vote of holders of a majority of the votes cast by holders of shares present, online or represented by proxy, and entitled to vote on the matter. Abstentions and broker non-votes, if any, will not be counted as voting with respect to the election of the directors and, therefore, will not have an effect on the election of the Class III directors.

For Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year, and Proposal 3, the non-binding, advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement, an affirmative vote of holders of a majority of the votes cast by holders of shares present, online or represented by proxy, and entitled to vote on each such matter is required for approval. For Proposal 4, the advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers, you may vote “1 Year”, “2 Years” or “3 Years”, or abstain from voting on this proposal. Assuming a quorum is present, the option that receives the most votes will be deemed to be the option selected by our stockholders. Abstentions and broker non-votes, if any, are not considered votes cast for Proposals 2, 3, and 4, and therefore, will not have any effect on the outcome of such Proposals.

All properly executed proxies returned in time to be counted at the annual meeting will be voted by the named proxies at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If you return a validly executed proxy without indicating how your shares should be voted on a matter, your proxies will be voted FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accounting firm, FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, and for every 1 YEAR on the non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers.

Aside from the election of directors, the ratification of the appointment of the independent registered public accounting firm, the non-binding, advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement, and the non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of our named executive officers, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxy cards received by the board of directors will be voted with respect thereto at the discretion of the persons named as proxies.

It is important that your shares be voted regardless of whether you attend the online meeting. Please follow the voting instructions on the Notice of Internet Availability of Proxy Materials that you received. If you received a proxy card or voting instruction form, please complete the proxy card or voting instruction form promptly. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone – please refer to your voting instruction form. If you attend the meeting online, you may vote electronically during the meeting even if you have previously returned your vote in accordance with the foregoing. We appreciate your cooperation.

Important Information about How to Vote

All stockholders may vote their shares over the Internet, by telephone or during the annual meeting by going to www.virtualshareholdermeeting.com/IRBT2023. If you requested and/or received a printed version of the proxy card, you may also vote by mail.

•By Internet (before the Annual Meeting). You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 16-digit control number included in your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time on May 25, 2023.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

•By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m. Eastern Time on May 25, 2023.
•By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it promptly in the prepaid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than by May 25, 2023 to be voted at the annual meeting.
•During the Annual Meeting. You may vote during the annual meeting by going to www.virtualshareholdermeeting.com/IRBT2023. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). If you previously voted via the Internet (or by telephone or mail), you will not limit your right to vote online at the annual meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

Participation in the Virtual Annual Meeting

Our 2023 Annual Meeting will be a completely virtual meeting. There is no physical meeting location.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/IRBT2023 and enter the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). You may begin to log into the meeting platform beginning at 8:15 a.m. Eastern Time on May 26, 2023. The meeting will begin promptly at 8:30 a.m. Eastern Time on May 26, 2023.

Stockholders will also have the opportunity to submit questions prior to the annual meeting at www.proxyvote.com by logging on with your control number or during the annual meeting through www.virtualshareholdermeeting.com/IRBT2023 by typing your question in the “Ask a Question” field and clicking “Submit.” Questions pertinent to meeting matters will be read and answered during the annual meeting, subject to time constraints. A technical support telephone number will be posted on the log-in page of www.virtualshareholdermeeting.com/IRBT2023 that you can call if you encounter any difficulties accessing the virtual meeting during the check-in or during the meeting.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

Our board of directors currently consists of eight members. Our amended and restated certificate of incorporation currently divides the board of directors into three classes. One class is elected each year for a term of three years. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated (i) Karen Golz, Andrew Miller and Michelle Stacy, and recommended that each be elected to the board of directors as a Class III director, each to hold office until the annual meeting of stockholders to be held in the year 2026 or until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Each of Mses. Golz and Stacy and Mr. Miller has consented to being named in this Proxy Statement and has agreed to serve if elected. The board of directors is also composed of (i) three Class I directors (Colin Angle, Deborah Ellinger and Eva Manolis) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2024 and (ii) two Class II directors (Mohamad Ali and Dr. Ruey-Bin Kao) whose terms are currently set to expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2025.

The board of directors knows of no reason why any of the nominees named in this Proxy Statement would be unable or for good cause will not serve, but if any nominee should for any reason be unable to serve or for good cause will not serve, the board of directors reserves the right to nominate substitute nominees for election prior to the annual meeting, in which case the Company will file an amendment to this Proxy Statement disclosing the identity of such substitute nominees and related information and the proxies will be voted for such substitute nominees. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

The following table sets forth our nominees to be elected at the annual meeting and continuing directors, the positions with us currently held by each nominee and director, the year each nominee’s or director’s current term is currently set to expire and each nominee’s and director’s current class:

Nominee’s or Director’s Name	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominees for Class III Directors:
Karen Golz	Director	2023	III
Andrew Miller	Lead Independent Director	2023	III
Michelle Stacy	Director	2023	III

Continuing Directors:
Mohamad Ali	Director	2025	II
Dr. Ruey-Bin Kao	Director	2025	II
Colin Angle	Chairman of the Board, Chief Executive Officer and Director	2024	I
Deborah Ellinger	Director	2024	I
Eva Manolis	Director	2024	I

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Specific Qualifications, Skills and Experience Required of the Board

The nominating and corporate governance committee believes that certain qualifications, skills and experience should be represented on the board, as described below, although not every member of the board must possess all such qualifications, skills and experience to be considered capable of making valuable contributions to the board.

PUBLIC CO. LEADERSHIP
Our business is complex and evolving rapidly. Our leadership is comprised of individuals who have helped lead public companies or operating business units of significant size and have proven leadership experience in developing and advancing a vision and making executive-level decisions.

PUBLIC CO. BOARD EXPERIENCE We look for directors who have proven public company board experience, and who have demonstrated a steady hand in representing stockholders’ interests.

FINANCE AND CAPITAL MANAGEMENT
Our business and financial model is complex and global in scope. Individuals with financial expertise are able to identify and understand the issues associated with our business and take an analytical approach to capital allocation decisions.

GLOBAL OPERATING EXPERIENCE
We are a global company, with approximately 56% of our revenue coming from the Americas, 23% from EMEA and 21% from the Asia-Pacific region. Global experience enhances understanding of the complexities and issues associated with running a global business and the challenges we face.

GLOBAL CONSUMER PRODUCTS SALES AND MARKETING
Our business is entirely focused on delivering exceptional consumer products. We benefit from directors who have deep experience with consumer-centric businesses focused on meeting the consumers’ needs.

DIRECT TO CONSUMER
Our strategy involves increasing transactions directly with our consumers, which requires us to communicate effectively with our customers to better understand how they use our products and what other products and services we can provide to increase our revenue per customer. We look for directors who have experience effectively scaling DTC business models.

CONSUMER TECHNOLOGY INSIGHT AND TRENDS Our products represent the marriage of consumer convenience with high tech engineering. We look for directors with expertise in and comfort with technology.

SOFTWARE/SAAS
The largest portion of our employee base is comprised of software engineers and our products can contain more than a million lines of code. Directors that can help steer the Company with issues of agile software development, competitive hiring of software engineers, and alternate business models drawn from the software industry help keep us competitive.

SMART HOME
Our newest products represent an important part of the Internet of Things and emerging smart home ecosystems. Directors with experience in this area aid in the execution of our corporate strategy.

AUTONOMOUS ROBOTICS We are a leading consumer robotics company, and our experience in this area enhances our understanding of this nascent industry categorized by deep technical challenges.
DIVERSITY We believe directors with diverse backgrounds, including gender diversity, provide competing perspectives that enhance our competitiveness.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Board of Directors

Over the past seven years we have added six independent directors who have further diversified the board in terms of experience, expertise, geographical residency and understanding, and gender. In particular, these new directors have brought relevant, complementary skill sets and insights in disciplines that span global branding, strategic software development, cloud infrastructure, data analytics, consumer business and finance, all of which are critical to our strategy. We continually evaluate our board member skills for alignment with our strategic goals. The following matrix summarizes our directors’ skills that are critical to our success:

Skills Matrix

	Public Co. Leadership	Public Co. Board Experience	Finance and Capital Management	Global Operating Experience	Global Consumer Products Sales and Marketing	Direct to Consumer	Consumer Technology Insight and Trends	Software/SAAS	Smart Home	Autonomous Robotics	Diversity
Board Members
Mohamad Ali
Colin Angle
Deborah Ellinger
Karen Golz
Dr. Ruey-Bin Kao
Eva Manolis
Andrew Miller
Michelle Stacy

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Board Diversity Matrix (As of April 11, 2023)

We believe directors with diverse backgrounds, including gender diversity, provide competing perspectives that enhance our competitiveness. The following table sets forth information on the voluntarily self-identified diversity characteristics of the members of our board of directors:

Total Number of Directors: 8
	Angle	Ali	Ellinger	Golz	Kao	Manolis	Miller	Stacy
Part I: Gender Identity
Male
Female
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
Two or More Races or Ethnicities
LGBTQ+

Board and Governance Information
8	Size of Board	✓	Proxy Access
7	Number of Independent Directors	✓	Majority Voting for Directors
61	Average Age of Directors	✓	Lead Independent Director
10	Board Meetings Held in Fiscal 2022	✓	Independent Directors Meet Without Management Present
6	Average Tenure of Independent Directors (in years)	✓	Director Stock Ownership Guidelines
		✓	Code of Business Conduct and Ethics for Directors, Officers and Employees
		✓	Director Self-Evaluation Program

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Director Nominees Class III

Karen Golz DIRECTOR SINCE: 2021 AGE: 69 Director
iRobot Committees: •Chair of Audit Committee	Public Directorships: •Aspen Technology, Inc. (since May 2022, previously a director of the predecessor company since March 2021) •Analog Devices, Inc. (since June 2018) the

Karen M. Golz is a retired partner from Ernst & Young ("EY"), a public accounting firm, where she held various senior leadership positions during her tenure at the firm, including most recently as Global Vice Chair, Japan from July 2016 to June 2017, and prior thereto, from July 2010 to June 2016, as Global Vice Chair, Professional Practice. Ms. Golz also served on EY’s Global Risk Management Executive Committee, which was charged with risk management across EY’s global network, from 2008 to 2016. Ms. Golz currently serves as senior advisor to The Boston Consulting Group’s Audit and Risk Committee, a role she has held since August 2017, and as a principal for K.M. Golz Associates, LLC, a consulting services company, since August 2017. She also sits on the Board of Directors of the University of Illinois Foundation. Ms. Golz is also a National Association of Corporate Directors Board Leadership Fellow. She holds a B.S. in Accountancy, summa cum laude, from the University of Illinois, Urbana-Champaign and is a certified public accountant ("CPA").

Experience and Qualifications
Ms. Golz has accounting, auditing, and risk management expertise and extensive experience helping global organizations address the complexities of international regulation and standards.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Andrew Miller DIRECTOR SINCE: 2016 AGE: 62 Lead Independent Director
iRobot Committees: •Audit Committee •Transaction Committee	Public Directorships: • Verint Systems (since December 2019) • Vontier Corporation (since October 2020)

Andrew Miller has served as a director since September 2016 and brings critical financial leadership as well as software, cloud infrastructure and Internet of Things ("IoT") experience to iRobot as the Company continues to grow its consumer business globally and focus on the connected home. Mr. Miller most recently served as executive vice president and chief financial officer of PTC, a provider of software technology platforms and solutions, from early 2015 until May 2019. At PTC, he was responsible for global finance, tax and treasury, investor relations, information technology, pricing, corporate real estate, and customer administration. From 2008 to 2015, Mr. Miller served as chief financial officer of Cepheid, a high-growth molecular diagnostics company, where he built world-class finance and information technology teams and a nationally recognized investor relations program. Mr. Miller has also served in financial leadership roles at Autodesk, MarketFirst Software, Cadence Design Systems, and Silicon Graphics. In addition to his service on the iRobot board of directors, Mr. Miller serves as a director on the board of Verint Systems (Nasdaq: VRNT), a global software and cloud provider of actionable intelligence solutions, where he is a member of the board’s audit committee. Mr. Miller also serves on the board of Vontier Corporation (NYSE: VNT), a global industrial technology company focused on smarter transportation and mobility, where he is chair of the audit committee and a member of the compensation committee. He is also a former director of United Online, where he chaired the audit committee and served on the compensation committee. Mr. Miller holds a B.S. in Commerce with an emphasis in Accounting from Santa Clara University and was a CPA.

Experience and Qualifications
Mr. Miller brings critical financial leadership as well as software, cloud infrastructure and IoT experience to iRobot as the Company continues to grow its consumer business globally and focus on the connected home.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Michelle Stacy DIRECTOR SINCE: 2014 AGE: 67 Director
iRobot Committees: •Chair of Compensation and Talent Committee •Nominating and Corporate Governance Committee •Transaction Committee	Public Directorships: •Flex Pharma, Inc. (former) (from March 2016 to July 2019)

Michelle V. Stacy has served as a director since August 2014. During her five-year tenure as president at Keurig Inc., a division of Keurig Green Mountain, Inc., from 2008 to 2013, the company’s revenue grew from $493 million in 2008 to $4.3 billion in 2013. Ms. Stacy has also served as lead executive director of Coravin, Inc. and a director of LCP Edge Holdco, LLC (Hydrafacial), Young Innovations Inc., Flex Pharma and Tervis Inc. Ms. Stacy currently serves on the board of Bellwether Coffee Co. and Miltons Bakery. Ms. Stacy is a recognized expert on identifying strategies to successfully build top line growth for global brands. She holds a B.S. from Dartmouth College and an M.S. in Management from J.L. Kellogg Graduate School of Management — Northwestern University, and is bilingual in French and English.

Experience and Qualifications
As the former president of Keurig, Inc. and former vice president and general manager with Gillette/Procter & Gamble Co., Ms. Stacy brings to the board of directors a wealth of experience leading consumer-focused, high-growth businesses and building global brands.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Continuing Directors

Mohamad Ali DIRECTOR SINCE: 2015 AGE: 52 Director
iRobot Committees: •Compensation and Talent Committee •Nominating and Corporate Governance Committee	Public Directorships: •Henry Schein (since February 2021) •Carbonite, Inc. (former) (from December 2014 to July 2019)

Mohamad Ali has served as a director since August 2015 and brings extensive experience with capital allocation in technology companies, as well as strategic software development, including cloud infrastructure and data analytics. Mr. Ali became chief executive officer and a director of International Data Group, Inc. (IDG), a leading market intelligence and demand generation company focused on the technology industry, in August 2019. Prior to this, he served as the president, chief executive officer and director of Carbonite, Inc., a global leader in data protection, since 2014. Mr. Ali successfully led Carbonite’s continued growth, serving the ever-evolving technology needs of small and midsize businesses and consumers. Previously, Mr. Ali served as chief strategy officer at Hewlett-Packard, a manufacturer of computers and enterprise products, from 2012 to 2014 and president of Avaya Global Services, an enterprise communications company. He also served in senior leadership roles at IBM Corporation, a multinational technology and consulting company, where he acquired numerous companies to build IBM’s analytics and big data business. Mr. Ali is a director of Henry Schein (Nasdaq: HSIC), the world’s largest provider of health care solutions to office-based dental and medical practitioners, as well as Oxfam America, Massachusetts Technology Leadership Council, and the WGBH Educational Foundation, each a nonprofit entity, and previously served on the board of directors of Carbonite, Inc., City National Corporation, and City National Bank. Mr. Ali was named 2022 EY Entrepreneur of the Year for New England, 2018 CEO of the Year by Massachusetts Technology Leadership Council, and finalist in America's 1988 National Science Talent Search. Mohamad holds a B.S. and an M.S. in Electrical Engineering, both from Stanford University.

Experience and Qualifications
Mr. Ali brings extensive experience with capital allocation in technology companies, as well as strategic software development, including cloud infrastructure and data analytics.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Colin Angle DIRECTOR SINCE: 1992 AGE: 55 Chairman, CEO and Founder
iRobot Committees: •Transaction Committee

Colin Angle, a co-founder of iRobot, has served as chairman of the board since October 2008, as chief executive officer since June 1997, and prior to that, as our president since November 1992. He has served as a director since October 1992. Mr. Angle previously worked at the National Aeronautical and Space Administration’s Jet Propulsion Laboratory, where he participated in the design of the behavior controlled rovers that led to Sojourner exploring Mars in 1997. He is a director of Ixcela, Inc., a private company. Mr. Angle holds a B.S. in Electrical Engineering and an M.S. in Computer Science, both from the Massachusetts Institute of Technology ("MIT").

Experience and Qualifications
As a co-founder and chief executive officer, Mr. Angle provides a critical contribution to the board of directors with his detailed knowledge of the Company, our employees, our client base, our prospects, the strategic marketplace and our competitors.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Deborah G. Ellinger DIRECTOR SINCE: 2011 AGE: 64 Director
iRobot Committees: •Chair of Nominating and Corporate Governance Committee
Public Directorships:
•Tupperware Brands Corporation (since March 2021)
•Covetrus, Inc. (former) (from February 2019 to October 2022)
•Interpublic Group of Companies, Inc. (former) (from February 2015 to May 2017)

Deborah G. Ellinger has served as a director since November 2011. Ms. Ellinger is also a director of Tupperware Brands Corporation (NYSE: TUP), a leading global consumer products company, and is a senior advisor to the Boston Consulting Group. She was the president and CEO of Ideal Image, a chain of 130 medical spas providing non-surgical cosmetic procedures across the U.S. and Canada, from 2016 until her retirement in March 2018; chairman and chief executive officer of The Princeton Review, a company which assists students globally in test preparation and tutoring, from 2012 to 2014; president of Restoration Hardware, a luxury home furnishings retailer, from 2008 to 2009; and chief executive officer of Wellness Pet Food, a natural pet-food company, from 2004 to 2008. Ms. Ellinger led each of those companies while they were owned by two private equity firms, and three of the four transitioned to new ownership, yielding three to seven times return on capital to investors. Previously, she served as an executive vice president at CVS Pharmacy, a senior vice president at Staples, and a partner at The Boston Consulting Group, and began her career with Mellon Financial Corporation. Ms. Ellinger also serves on the board of the WomenCorporateDirectors Foundation, a nonprofit entity, and is a former director of Covetrus, Interpublic Group, The Princeton Review, Sealy Corporation, National Life Group, and several private companies. Her assignments have taken her all over the world; she has lived and worked in Europe, Asia, and America. Ms. Ellinger is qualified as a Barrister-at-Law in London, as a member of the Inner Temple. She holds an M.A. and B.A. in Law and Mathematics from the University of Cambridge, England.

Experience and Qualifications
Ms. Ellinger is a former CEO with extensive global board experience. Her background is in consumer products and services, technology and digitalization, and she has significant experience in M&A, private equity investment, activist investor engagement, board governance and women’s leadership. She was recognized by the National Association of Corporate Directors as a Top 100 Director in 2019.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Dr. Ruey-Bin Kao DIRECTOR SINCE: 2018 AGE: 62 Director
iRobot Committees: •Compensation and Talent Committee	Public Directorships: •Want Want China Holdings Ltd. (former) (from 2011 to July 2018) •Autohome, Inc. (former) (from February 2014 to June 2016)

Dr. Ruey-Bin Kao has served as a director since June 2018. He has more than 37 years of expertise in technology, telecommunication, corporate governance, and consumer business. Dr. Kao has held senior leadership roles, driving revenue growth and profitability, at numerous global companies, including Telstra Corporation Ltd. (“Telstra”) (Chief Executive Officer, Greater China), Applied Materials China (President, China), China Hewlett-Packard Co. Ltd (China Managing Director/General Manager of Enterprise Business), Motorola, Inc. (China Chairman / President) and AT&T Bell Laboratories (Business and Product Marketing Manager). Most recently, from January 2014 to December 2017, Dr. Kao served as the Chief Executive Officer, Greater China, at Telstra, Australia’s leading telecommunications and technology company, where his management responsibilities included building strategic partnerships to enhance the company’s brand, as well as developing and executing an effective growth strategy by identifying areas of potential in the rapidly evolving Greater China market. Dr. Kao was formerly a director of China Telecommunications Corporation, China National Travel Services Group Corporation Ltd. and Shenhua Group Corporation Ltd. (now known as China Energy Investment Corporation Ltd.). Dr. Kao holds a bachelor’s degree in Computer Science from Tamkang University, master’s degree in Computer and Information Science from the University of Delaware and a doctorate degree of Business Administration from the Hong Kong Polytechnic University.

Experience and Qualifications
Dr. Kao has deep experience as an executive in high-tech companies and in international operations, particularly in China, through his work with Telstra, Applied Materials, China Hewlett-Package and Motorola, and extensive experience in telecommunication, corporate governance, and consumer business.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Eva Manolis DIRECTOR SINCE: 2019 AGE: 59 Director
iRobot Committees: •Audit Committee •Compensation and Talent Committee	Public Directorships: •Fair Isaac Corporation (since April 2018) •Shutterfly, Inc. (former) (from October 2016 to September 2019)

Eva Manolis has served as a director since July 2019. She brings more than 30 years of product development and global ecommerce experience within the consumer technology space to the iRobot board. Ms. Manolis served in a variety of executive roles at Amazon from 2005 through 2016, where she was successful in developing and growing customer adoption of technologies, products, programs and services across a variety of categories, including consumer electronics. Most recently, Ms. Manolis served as vice president of consumer shopping at Amazon from 2010 until 2016 with responsibility for worldwide innovative shopping experiences, including the development of features and services for the company’s mobile app and website on a global scale. Prior to that, Ms. Manolis served as vice president of web and mobile retail applications from 2008 to 2010 and vice president of global retail applications from 2005 to 2008. Ms. Manolis also founded Shutterfly, Inc. in 1999 and served as executive vice president of products, services and strategy until 2002. At Shutterfly, she was responsible for the vision, architecture, design and development of the company’s website from inception to profitability. In addition to her service on the iRobot board of directors, she also currently serves on the board of directors at Fair Isaac Corporation and previously served on the board of directors at Shutterfly, Inc.

Experience and Qualifications
Ms. Manolis brings more than 30 years of product development and global ecommerce experience within the consumer technology space to iRobot.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

The Board of Directors and Its Committees

Board of Directors

The board of directors met ten (10) times during the fiscal year ended December 31, 2022, and took action by unanimous written consent four (4) times. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which he or she served during fiscal 2022. The board of directors has the following standing committees: audit committee, compensation and talent committee and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available within the Corporate Governance section of our website at https://investor.irobot.com/corporate-governance/highlights. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this Proxy Statement or any other report or document we file with or furnish to the SEC. Each committee reviews the appropriateness of its charter at least annually and retains the authority to engage its own advisors and consultants. In May 2022, the board of directors formed the ad hoc transaction committee in connection with the proposed acquisition of iRobot by Amazon. Messrs. Angle and Miller, and Ms. Stacy serve as members of the transaction committee. The composition and responsibilities of each committee are summarized below.

Board Committees

Below is a summary of our committee structure and membership information.

	Audit Committee	Compensation and Talent Committee	Nominating and Corporate Governance Committee	Transaction* Committee

Mohamad Ali
Colin Angle
Deborah Ellinger
Karen Golz
Dr. Ruey-Bin Kao
Eva Manolis
Andrew Miller
Michelle Stacy
= Chair    = Member     = Financial Expert

*	In May 2022, the board of directors formed an ad hoc transaction committee in connection with the proposed acquisition of iRobot by Amazon.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Audit Committee		Met 8 times in 2022

Committee Chair Karen Golz	Responsibilities

•Appointing, approving the compensation, and assessing the independence, of our independent registered public accounting firm;
•Pre-approving auditing and permissible non-audit services (including certain tax compliance, planning and advice services), and the terms of such services, to be provided by our independent registered public accounting firm;
•Reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•Coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•Overseeing the performance of our internal auditors and internal audit functions, including reviewing the annual internal audit risk assessment as well as the scope of, and overall plans for, the annual internal audit program;
•Establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•Reviewing and discussing with management risk assessments and risk management, including cyber security;
•Overseeing our compliance with certain legal and regulatory requirements including, but not limited to, the Foreign Corrupt Practices Act;
•Preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•Reviewing certain relationships and related transactions; and
•Such other matters as the committee deems appropriate.

For additional information concerning the audit committee, see the “Report of the Audit Committee of the Board of Directors.”

The audit committee took action by unanimous written consent one (1) time during the fiscal year ended December 31, 2022.

Committee Members	Independence and Financial Expertise
Andrew Miller
Each member of the audit committee of the board of directors is an independent director within the meaning of the director independence standards of Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the board of directors has determined that each of Mr. Miller, Ms. Golz and Ms. Manolis are financially literate and that Mr. Miller and Ms. Golz each qualifies as an “audit committee financial expert” under the rules of the SEC.

Eva Manolis

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Compensation and Talent Committee		Met 5 times in 2022

Committee Chair Michelle Stacy	Responsibilities

•Annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;
•Evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers based on such evaluation;
•Reviewing and recommending to the board of directors for approval the compensation of our chief executive officer;
•Overseeing and administering our compensation, welfare, benefit and pension plans and similar plans;
•Reviewing and making recommendations to the board of directors with respect to director compensation;
•Reviewing and making recommendations to the board of directors with respect to succession planning for senior management;
•Reviewing the Company's programs related to diversity and inclusion;
•Retaining and approving the compensation of any compensation advisers;
•Evaluating the independence of any such compensation advisers;
•Overseeing the Company’s efforts to promote diversity and inclusion in the workforce; and
•Overseeing the management’s efforts to foster a company culture aligned with the Company’s values and strategy.

The compensation and talent committee took action by unanimous written consent six (6) times during the fiscal year ended December 31, 2022.

Committee Members	Independence
Mohamad Ali
Each member of the compensation and talent committee of the board of directors is an independent director within the meaning of the director independence standards of Nasdaq and a non-employee director as defined in Rule 16b-3 of the Exchange Act.

Dr. Ruey-Bin Kao

Eva Manolis

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Nominating and Corporate Governance Committee	Met 3 times in 2022

Committee Chair Deborah Ellinger	Responsibilities

•Developing and recommending to the board a set of corporate governance principles and best practices, including considering the adequacy of the by-laws and certificate of incorporation for consideration by stockholders;
•Evaluating, monitoring and recommending to the board corporate governance policies, including a code of business conduct and ethics and a set of corporate governance guidelines;
•Overseeing the annual evaluation of the board, the committees of the board and management;
•Developing and recommending to the board criteria for board and committee membership;
•Establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders;
•Overseeing the Company's environmental, social and governance ("ESG") programs, including assessing the Company's performance against ESG metrics and reviewing ESG disclosures;
•Coordinating continuing education for directors on topics that will assist them in discharging their duties;
•Identifying individuals qualified to become board members; and
•Recommending to the board the persons to be nominated for election as directors and to each of the board’s committees.

The nominating and corporate governance committee took action by unanimous written consent two (2) times during the fiscal year ended December 31, 2022.

Committee Members	Independence
Mohamad Ali	Each member of the nominating and corporate governance committee of the board of directors is an independent director within the meaning of the director independence standards of Nasdaq and applicable rules of the SEC.

Michelle Stacy

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Transaction Committee		Met 8 times in 2022

Committee Chair Andrew Miller	Responsibilities

•Consider and evaluate all proposals received by the Company in connection with a possible sale or other business transaction or series of transactions involving all or a significant portion of the Company’s equity or assets on a consolidated basis, through any form of transaction, including, without limitation, merger, stock purchase, asset purchase, recapitalization, reorganization, going- private transaction, consolidation, amalgamation or other transaction;
• Participate in and direct the negotiation of the material terms and conditions of any such transaction;
• Consider any other alternatives;
• Recommend to the board the advisability of entering into a definitive agreement (and any ancillary agreements relating thereto) with respect to any such transaction or the advisability of pursuing any other alternative, in each case subject to applicable law; and
• Perform any other activities or responsibilities incidental to the foregoing.

Committee Members
Colin Angle

Michelle Stacy

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the director nominees to be elected at the annual meeting, the continuing directors, the executive officers of the Company and individuals chosen to be executive officers of the Company, their ages immediately prior to the annual meeting, and the positions currently held by each such person with the Company:

Name	Age	Position
Colin Angle(4)	55	Chairman of the Board, Chief Executive Officer and Director
Mohamad Ali(2)(3)	52	Director
Deborah Ellinger(3)	64	Director
Karen Golz(1)	69	Director
Dr. Ruey-Bin Kao(2)	62	Director
Eva Manolis(1)(2)	59	Director
Andrew Miller(1)(4)	62	Lead Independent Director
Michelle Stacy(2)(3)(4)	67	Director
Jean Jacques Blanc	58	Executive Vice President, Chief Commercial Officer
Russell Campanello	67	Executive Vice President, Human Resources and Corporate Communications
Faris Habbaba	63	Executive Vice President, Chief Research and Development Officer
Glen Weinstein	52	Executive Vice President, Chief Legal Officer and Secretary
Julie Zeiler	57	Executive Vice President, Chief Financial Officer

(1)	Member of the audit committee
(2)	Member of the compensation and talent committee
(3)	Member of the nominating and corporate governance committee
(4)	Member of the transaction committee

Executive Officers

Jean Jacques Blanc has served as our executive vice president, chief commercial officer since February 2020 and is responsible for leading our global go-to market commercial strategy. Mr. Blanc previously served as our vice president and general manager of EMEA from March 2017 to February 2020 and as our vice president sales and Marketing EMEA from April 2014 to February 2017. Prior to joining iRobot, Mr. Blanc held leadership roles in commercial management at Whirlpool Corporation, including general manager, France and vice president of sales, North West Europe. Earlier in his career, he held commercial roles at Phillips. Mr. Blanc graduated from Institut Superieur du Commerce in Paris, France.

Russell Campanello has served as our executive vice president, human resources and corporate communications since February 2014. Mr. Campanello previously served as our senior vice president, human resources and corporate communications from July 2013 until February 2014. From November 2010 until July 2013, Mr. Campanello served as our senior vice president, human resources. Prior to joining iRobot, Mr. Campanello served as senior vice president, human resources and administration at Phase Forward, Inc. from April 2008 until September 2010. Mr. Campanello previously served as senior vice president of human resources and marketing at Keane, Inc., a business process and information technology consulting firm, from September 2003 to October 2007. Prior to Keane, Mr. Campanello served as chief people officer at NerveWire, Inc. from August 2000 to February 2003. Prior to NerveWire, he served as senior vice president, human resources at Genzyme Corp. from November 1997 to July 2000. Earlier in his career, Mr. Campanello spent nine years as vice president of human resources at Lotus Development Corporation. He holds a B.S. in Business Administration from the University of Massachusetts.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Faris Habbaba has served as our chief research and development officer since June 2021 and is responsible for driving technology development and advanced research to support product roadmaps. Prior to joining iRobot, Mr. Habbaba served as vice president of engineering at Zebra Technologies, a mobile computing company, from January 2016 to June 2021 where he managed a global team of more than 1,000 software and hardware engineers. Earlier in his career, Mr. Habbaba held engineering, supply chain, product management and business leadership roles at Motorola Solutions, Inc. Mr. Habbaba holds a B.S. in mechanical engineering from the University of Florida and has been awarded more than a dozen U.S. and international patents.

Glen Weinstein has served as our executive vice president and chief legal officer since August 2012. Mr. Weinstein previously served as our general counsel from July 2000 to August 2012 and as senior vice president from January 2005 to August 2012. He has also served as our secretary since March 2004. Prior to joining the Company, Mr. Weinstein was with Covington & Burling LLP, a law firm in Washington, D.C. Mr. Weinstein holds a B.S. in Mechanical Engineering from MIT and a J.D. from the University of Virginia School of Law.

Julie Zeiler has served as our executive vice president and chief financial officer since May 2020, overseeing the Company’s financial operations, investor relations and facilities organizations. Prior to being appointed chief financial officer, Ms. Zeiler served as the Company’s vice president of finance since joining the Company in January 2017. In this position, she led the Company’s financial planning and analysis, and treasury functions. Prior to joining iRobot, Ms. Zeiler served in a number of senior financial leadership positions at Boston Scientific Corporation from 1996 to 2017 that included its global operations, European business and major product lines. In addition, her experience includes financial management roles at Digital Equipment Corporation from 1987 to 1996. Ms. Zeiler holds a B.A. in Economics and English from Albion College.

Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

Mr. Angle serves as our chief executive officer and chairman of the board. The board of directors believes that having our chief executive officer as chairman of the board facilitates the board of directors’ decision-making process because Mr. Angle has first-hand knowledge of our operations and the major opportunities and challenges facing us. This also enables Mr. Angle to act as the key link between the board of directors and other members of management. To assure effective independent oversight, our by-laws provide that the independent members of our board of directors will designate a lead independent director if the chairman of the board is not an independent director, as discussed further in “Executive Sessions of Independent Directors” below.

Independence of Members of the Board of Directors

The board of directors has determined that Dr. Kao, Mses. Ellinger, Golz, Manolis and Stacy, and Messrs. Ali and Miller are independent within the meaning of the director independence standards of Nasdaq and the SEC. Furthermore, the board of directors has determined that each member of each of the audit committee, compensation and talent committee, and nominating and corporate governance committee of the board of directors is independent within the meaning of the director independence standards of Nasdaq and the SEC.

Executive Sessions of Independent Directors

Executive sessions of the independent directors are held during each regularly scheduled meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. Miller currently serves as the lead independent director. In this role, Mr. Miller serves as chairperson of the independent director sessions. The independent directors of the board of directors met in executive session four (4) times in 2022.

Role of Lead Independent Director

The lead independent director works to ensure that “all voices are heard” within the boardroom, proactively spends considerable time with the chief executive officer and other executive officers to understand the Company’s vision and strategy, and helps focus the board of directors on areas aligned with the Company’s vision and strategy. In addition to acting as the chairperson of the independent director sessions, the lead independent director also assists the board in assuring effective corporate governance. The lead independent director’s specific duties include:

•Providing the chairman of the board with input as to preparation of agendas for meetings;
•Advising the chairman of the board as to the quality, quantity and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;
•Coordinating and developing the agenda for the executive sessions of the independent directors;
•Acting as principal liaison between the independent directors and the chairman of the board on critical issues;
•Acting as a spokesperson for the independent directors in discussions with major investors and stockholders on topics of overall governance;
•Evaluating, along with the members of the compensation and talent committee, the chief executive officer’s performance and meeting with the chief executive officer to discuss such evaluation; and
•Acting as chairperson of the board in the absence of the chairman of the board or a vacancy in the position of chairman of the board.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

The Board of Directors’ Role in Risk Oversight

The board of directors oversees our risk management process. This oversight is primarily accomplished through the board of directors’ committees and management’s reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The audit committee focuses on risk related to accounting, internal controls, financial and tax reporting, privacy and cybersecurity. The audit committee also assesses economic and business risks and monitors compliance with ethical standards. The compensation and talent committee identifies and oversees risks associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks associated with director independence, related party transactions and the implementation of corporate governance policies.

Policies Governing Director Nominations

Director Qualifications

The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

•Nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;
•Nominees must be highly accomplished in their respective fields, with superior credentials and recognition;
•Nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;
•Nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve;
•Nominees must be free of conflicts of interest and potential conflicts of interest, in particular with respect to relationships with other boards; and
•Nominees must, to the extent such nominee serves or has previously served on other boards, demonstrate a history of actively contributing at board meetings.

We do not have a formal board diversity policy. However, pursuant to the Policy Governing Director Qualifications and Nominations, as part of its evaluation of potential director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee may consider whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry, geographical understanding and strategic experience and expertise that, in concert, offer us and our stockholders a diverse set of opinions and insights in the areas most important to us and our corporate mission. In addition, nominees for director are selected to bring complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for Identifying and Evaluating Director Nominees

The board of directors delegates the initial selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Generally, the nominating and corporate governance committee identifies candidates for director nominee in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors. Once appropriate candidates have been identified, the entire board of directors votes on the candidates, as the selection of board nominees is a responsibility of the entire board of directors.

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

The nominating and corporate governance committee must receive any such recommendation for nomination not earlier than the close of business on the 120th day prior to the first anniversary of the date of the Proxy Statement delivered to stockholders in connection with the preceding year’s annual meeting.

All recommendations for nomination must be in writing and include the following:

•Name and address of the stockholder making the recommendation;
•A representation that the stockholder is a record holder of the Company’s securities, or if the stockholder is not a record holder, evidence of ownership;
•Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;
•A description of the qualifications and background of the proposed director nominee which addresses the minimum qualifications, actual or potential conflicts of interest, and other criteria for board membership approved by the board of directors from time to time and set forth in the Company’s Policy Governing Director Qualifications and Nominations;
•A description of all arrangements or understandings between the stockholder and the proposed director nominee;
•The consent of the proposed director nominee (i) to be named in the Proxy Statement for the annual meeting and (ii) to serve as a director if elected at such annual meeting; and
•Any other information regarding the proposed director nominee that is required to be included in the Proxy Statement.

Nominations must be sent to the attention of our Secretary by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: Secretary of iRobot Corporation

Our Secretary will promptly forward any such nominations to the nominating and corporate governance committee.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

In addition, our by-laws permit eligible stockholders, or groups of stockholders, owning continuously for at least three years shares of the Company’s stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in the Company’s proxy materials director nominees constituting up to two or 25%, whichever is greater, of the board of directors, provided that the stockholders and nominees satisfy the requirements in our by-laws. Written notice of stockholder nominees to the board of directors must be received not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the proceeding year’s annual meeting. For details on the Company’s proxy access procedures, please refer to our by-laws.

Policy Governing Security Holder Communications with the Board of Directors

The board of directors provides to every security holder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for security holder communications as follows:
For communications directed to the board of directors as a whole, security holders may send such communications to the attention of the chairman of the board of directors by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: Chairman of the Board, c/o Secretary

For security holder communications directed to an individual director in his or her capacity as a member of the board of directors, security holders may send such communications to the attention of the individual director by U.S. mail (including courier or expedited delivery service) to:

iRobot Corporation
8 Crosby Drive
Bedford, Massachusetts 01730
Attn: [Name of the director], c/o Secretary

We will forward any such security holder communication to the chairman of the board, as a representative of the board of directors, or to the director to whom the communication is addressed. We will forward such communications by certified U.S. mail to an address specified by each director and the chairman of the board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

Our policy is to schedule a regular meeting of the board of directors on the same date as or immediately prior to, our annual meeting of stockholders and, accordingly, directors are encouraged to be present at our stockholder meetings. Our directors are expected to participate in the virtual annual meeting of stockholders, unless they have a conflict that cannot be resolved. Seven board members who were directors at the time of the annual meeting of stockholders held in 2022 attended the meeting.

Board of Directors Evaluation Program

The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

For more corporate governance information, you are invited to access such information at https://investor.irobot.com/corporate-governance/highlights.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Code of Business Conduct and Ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at https://investor.irobot.com/corporate-governance/highlights. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at https://investor.irobot.com/corporate-governance/highlights and/or in our public filings with the SEC.

Human Rights Policy

We have adopted a Human Rights Policy. Respect for human rights is an essential value for our Company and for the communities in which we operate. We are committed to ensuring that our employees and individuals in the communities affected by our activities are treated with dignity and respect. We believe that following these principles helps our employees and our business thrive as we develop new and exciting technologies for the smart home. For additional information about this policy, please visit our website at www.irobot.com.

iRobot’s Manufacturing Supply Chain Partners: Business Conduct, Environment, Labor Practices

Our primary contract manufacturers and most significant suppliers work under a master supply agreement that includes provisions for compliance with environmental regulations consistent with the iRobot General Environmental Regulatory Requirements, conflict minerals provisions within Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, anti-corruption laws and all applicable local government regulations regarding minimum wage, living conditions, overtime, working conditions, child labor laws and the applicable labor and environmental laws. For additional information about these practices, please visit the Corporate Social Responsibility section of our website at www.irobot.com/about-irobot/corporate-social-responsibility.

Compensation and Talent Committee Interlocks and Insider Participation

During 2022, Mses. Manolis and Stacy, and Mr. Ali and Dr. Kao served as members of the compensation and talent committee. Michael Bell also served on the compensation and talent committee during 2022, except that his term as a director and member of the committee expired at the 2022 annual meeting of stockholders held on May 27, 2022. No member of the compensation and talent committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

During the last year, no executive officer of the Company served as: (i) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation and talent committee; (ii) a director of another entity, one of whose executive officers served on our compensation and talent committee; or (iii) a member of the compensation and talent committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the board of directors. The audit committee currently consists of Karen Golz, Andrew Miller and Eva Manolis. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act. Each of Mr. Miller and Ms. Golz is an “audit committee financial expert” as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

The audit committee oversees the Company’s accounting and financial reporting processes on behalf of the board of directors. The meetings of the audit committee are designed to facilitate and encourage communication among the audit committee, Company management, the independent registered public accounting firm and the Company’s internal audit function. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal quarters and full year ended December 31, 2022, including a discussion of, among other things, the quarterly and annual earnings press releases, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.

The audit committee ensures that the Company establishes and appropriately resources a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on that function. In addition to reviewing and approving the annual internal audit plan and overseeing other internal audit activities, the audit committee regularly reviews and discusses the results of internal audit reports.

The audit committee also reviewed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The audit committee has reviewed permitted services under rules of the SEC as currently in effect and discussed with PricewaterhouseCoopers LLP their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by PricewaterhouseCoopers LLP with that firm’s independence. For each engagement, Company management provided the audit committee with information about the services and fees, sufficiently detailed to allow the audit committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the independent registered public accounting firm. After the end of each fiscal year, Company management provides the audit committee with a summary of actual fees incurred with the independent registered public accounting firm.

The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal control, including internal control over financial reporting; and the overall quality of the Company’s financial reporting. Additionally, the audit committee meets in separate executive sessions with the Company’s chief financial officer and the head of internal audit.

In accordance with SEC rules and PricewaterhouseCoopers LLP policies, lead and concurring audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide services to our Company to a maximum of five years. The selection of the lead audit partner pursuant to this rotation policy involves a meeting between the candidate for the role and the chair of the audit committee, as well as with the full audit committee and members of management.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

The audit committee has also evaluated the performance of PricewaterhouseCoopers LLP, including, among other things, the length of time the firm has been engaged; its familiarity with our operations and businesses, accounting policies and practices, and our internal controls over financial reporting; and the appropriateness of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services in 2022, on an absolute basis and as compared with the scope of prior year audits. Information about PricewaterhouseCoopers LLP’s fees for 2022 is discussed below in this Proxy Statement under “Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm.” Based on its evaluation, the audit committee has retained PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year.

Based on its review of the financial statements and the aforementioned discussions, the audit committee concluded that it would be reasonable to recommend, and on that basis, did recommend, to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 14, 2023.

Respectfully submitted by the Audit Committee,

Karen Golz (chair)
Andrew Miller
Eva Manolis

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

REPORT OF THE COMPENSATION AND TALENT COMMITTEE OF THE BOARD OF DIRECTORS

No portion of this compensation and talent committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and talent committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of Nasdaq, and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company’s cash incentive and equity incentive plans. The compensation and talent committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation and talent committee retains the services of a compensation consultant and considers recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation and talent committee assesses the information it receives in accordance with its business judgment. The compensation and talent committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation and talent committee. All decisions regarding chief executive officer and director compensation are reviewed and ratified by the full board. Michelle Stacy, Mohamad Ali, Dr. Ruey-Bin Kao and Eva Manolis are the current members of the compensation and talent committee.

The compensation and talent committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2022 with management. In reliance on those reviews and discussions referred to above, the compensation and talent committee recommended to the board of directors, and the board of directors has approved, that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 14, 2023.

Respectfully submitted by the Compensation and Talent Committee,

Michelle Stacy (chair)
Mohamad Ali
Dr. Ruey-Bin Kao
Eva Manolis

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

COMPENSATION AND OTHER INFORMATION
CONCERNING EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives. It also outlines the compensation program for our chief executive officer, chief financial officer, and three most highly-compensated executive officers (other than our chief executive officer and chief financial offer) during 2022.

Executive Overview

The fluid, often frenetic pace of day-to-day life continues to elevate our value proposition and product differentiation. The growth runway for robotic floor care remains fundamentally healthy, and we remain well positioned to continue our global expansion as a category and technology leader. We continue to differentiate our floor care robots through superior software intelligence and have taken major steps forward in our go-to-market approach. As the benefits of robotic floor cleaning continue to become more widely appreciated and the home remains a central hub for everyday life, we plan to continue capitalizing on the many opportunities arising from the continued growth of our marketplace. When combined with the accelerating pace of the adoption and use of robotics more broadly, the competition for executive talent in our industry continues to be significant. While we compete to attract and retain talent against other established technology companies, the skill sets, expertise and capabilities that we believe will help us further expand our business and drive value creation increasingly bring us into competition for talent against a wider range of technology companies, including those focused on disruptive and emerging technologies.

Our compensation philosophy is based on a desire to emphasize pay for performance through incentive compensation that is designed to closely link the realized compensation of our named executive officers to our financial performance, operational performance, and the performance of our stock. We also believe that the compensation of our named executive officers should strongly align our executives’ interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies, with the ultimate goal of delivering value for our stockholders and customers.

2022 Overview

During 2022, we launched an advanced floor cleaning robot vacuum and mop with the Roomba Combo j7+. However, it was a very challenging year. Market forces, including intense competition, inflation, muted category growth, the COVID-19 pandemic and its aftershocks on the supply chain and global economy, and geopolitical events in Eastern Europe led to softer than expected demand. This in turn led to reduced revenue and profit performance. We ended 2022 with significant pressure on our revenue and gross margin, a sizable operating loss and a cash position well below where we started the year.

As we head into 2023, we are focused on managing our cash and executing on our near-term robotic floor care roadmaps, while working to obtain necessary regulatory approvals to complete the transaction with Amazon. To achieve our goals for the year and set the Company up for sustained success, we continue to implement a variety of measures to reduce spending, including a workforce reduction of approximately 100 employees during the third quarter of fiscal year 2022. These actions will allow us to better navigate the challenging economic environment and position us to return to profitable growth in the years ahead.

On August 4, 2022, iRobot entered into an agreement and plan of merger with Amazon, pursuant to which Amazon will acquire iRobot for $61 per share in an all-cash transaction valued at $1.7 billion, including iRobot’s net debt. On October 17, 2022, our stockholders voted to approve this transaction and the proposals related to this transaction. This Compensation Discussion and Analysis does not describe any special compensation that may be payable in connection with the merger, which is described in the Definitive Proxy Statement for the merger, which was filed with the SEC on September 9, 2022.

Compensation Highlights:

Our 2023 compensation decisions and 2022 incentive plan outcomes reflect both the challenges we faced during the year and our pay for performance philosophy. Specifically:

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

•No salary increases. In light of our recent performance and our focus on minimizing our expense, our named executive officers received no salary increases for 2022 or 2023.

•No annual bonus payouts. We fell short of the threshold performance levels for revenue and non-GAAP operating income under our 2022 bonus plan. As a result, no annual bonuses were paid to our named executive officers under the annual bonus plan for the second year in a row.

•PSU Vesting.
◦2020 Plan: We also did not achieve the threshold performance levels for non-GAAP operating income for the 2020 PSUs that were eligible to vest based on cumulative non-GAAP operating income performance through 2022 and, accordingly, none of those PSUs vested.
◦2022 Plan: In 2022, we introduced PSUs that are eligible to be earned based on our rTSR over one, two, and three-year periods. For the one-year performance period ended December 31, 2022, 64% of the eligible shares vested. Details of these PSUs are described below in the Long-Term Incentive section of this Compensation Discussion and Analysis.

Our compensation plans are highly sensitive to the Company's performance and emphasize pay that is variable and/or “performance-based” and/or “at risk.” In 2022, performance fell far below our expectations, and accordingly, our CEO’s 2022 realizable pay was only 66% of his targeted total compensation, as shown below. At the end of 2021, our results also fell below expectations and as a result, our CEO’s 2021 realizable pay was 53% of his targeted total compensation, also shown below. Realizable pay is calculated as base salary paid, actual bonus paid, and long-term incentives granted in a given year and valued at the end of the fiscal year.

Objectives of Our Compensation Program

We believe our compensation philosophies and objectives, as further described below, have aligned executive compensation with Company performance. Our compensation programs for our executive officers are designed to achieve the following objectives:

•Provide competitive compensation that attracts, motivates and retains the best talent and the highest caliber executives in order to help us to achieve our strategic objectives;
•Connect a significant portion of the total potential compensation paid to executives to our annual financial performance;
•Directly align management’s interest with the interests of stockholders through long-term equity incentives; and
•Provide management with performance goals that are directly linked to our longer-term plans for growth and profit.

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We believe the compensation of our named executive officers should reflect their success as a management team, rather than as individuals, in attaining key operating objectives, such as non-GAAP operating income (loss) and revenue. We define non-GAAP operating income (loss) as operating income (loss) before amortization of acquired intangible assets, stock-based compensation expense, tariff refunds, net merger, acquisition and divestiture (expense) income, net intellectual property litigation expense, and restructuring and other expense. See pages 32 and 33 of our Form 10-K for the year ended December 31, 2022, for a reconciliation of non-GAAP operating income (loss) to non-GAAP operating income (loss) to GAAP operating income.
Methodologies for Establishing Executive Compensation
The compensation and talent committee, which is comprised entirely of independent directors, reviews the compensation packages for our named executive officers, including an analysis of all elements of compensation separately and in the aggregate. In determining the appropriate compensation levels for our chief executive officer, the compensation and talent committee meets with the executive vice president, human resources and corporate communications, along with the independent compensation consultant engaged by the compensation and talent committee. With respect to the compensation levels of all other named executive officers, the compensation and talent committee meets with our chief executive officer and, as needed, our executive vice president, human resources and corporate communications, as well as with the independent compensation consultant engaged by the compensation and talent committee. Our chief executive officer annually reviews the performance of each of the other named executive officers with the compensation and talent committee.
The compensation and talent committee has engaged Pay Governance as its independent executive compensation consultant. The consultant works with the compensation and talent committee in addition to our human resources department and the chief executive officer to assist them with a range of items, including establishing an appropriate peer group, developing the structure of the executive compensation program and in formulating recommendations regarding base salary levels, target incentive awards, performance goals for incentive compensation and equity awards for named executive officers. In conjunction with the annual performance review of each named executive officer, the compensation and talent committee carefully considers the recommendations of the chief executive officer with respect to the other executive officers when setting base salary, bonus payments under the prior year’s incentive compensation plan, and target amounts and performance goals for the current year’s incentive compensation plan. In addition, the compensation and talent committee similarly determines the size and structure of equity incentive awards, if any, for each named executive officer.
Moreover, the compensation and talent committee considers the results of the advisory vote on named executive officer compensation, or the “say on pay” vote, that is currently held each year at the Company’s annual meeting of stockholders.

At the May 2022 annual meeting of stockholders, the Company held its annual say on pay vote. The results of the say on pay vote held in May 2022 were as follows (as a percentage of the votes cast):

For	14,647,700	79.3%
Against	3,827,370	20.7%

The results of the say on pay vote are advisory and not binding on the Company, the board of directors or the compensation and talent committee. The board of directors and the compensation and talent committee, however, value the opinions of our stockholders and take the results of the say on pay vote into account when making decisions regarding the compensation of our named executive officers. Additionally, a valuable aspect of our investor relations activities involves interacting with our current and prospective stockholders to discuss our executive compensation programs, answer timely and important questions about our compensation philosophies and practices, and gain direct feedback in the process.
The compensation and talent committee will, in consultation with Pay Governance and as appropriate, continue to consider changes to our compensation programs intended to further align the pay of our senior executives with our performance while taking into account our business strategy, input from stockholders and evolving factors such as the business environment, the competitive market for talent and other emerging trends. Additionally, the compensation and talent committee will continue to consider the outcome of our say on pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.

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Our compensation plans are developed, in part, by utilizing publicly available compensation data and subscription- compensation survey data for global national and regional companies in the technology and consumer technology industries, including those that focus on smart-tech and high-tech products. When determining the range of competitive practice for executive compensation, we review compensation data for companies with revenues, market capitalization, headcount and levels of ongoing research and development investment similar to our profile. There is an expanded discussion on our peer group in the section “Compensation Comparisons” below. While there are no perfect benchmarks for our Company, we believe that this approach provides us with valuable insights as to the competitive range of pay levels and practices of companies similar to ours.
Compensation Consultants
As its independent compensation consultant, Pay Governance provides the compensation and talent committee with advice on a broad range of executive compensation matters. In fiscal 2022, the scope of Pay Governance’s services included the following:
•Apprising the compensation and talent committee of compensation-related and regulatory trends and developments in the marketplace;
•Assessing the composition of the peer companies used for comparative purposes;
•Performing a competitive assessment of our non-employee director and executive compensation programs;
•Identifying potential changes to the executive compensation program to maintain competitiveness and ensure consistency with business strategies, good governance practices and alignment with stockholder interests; and
•Reviewing the Compensation Discussion and Analysis section of the Company’s Proxy Statement.
As more fully described on page 44, the compensation and talent committee reviewed its relationship with Pay Governance pursuant to SEC rules and determined Pay Governance’s work for the compensation and talent committee did not raise any conflicts of interest. The Company did not engage Pay Governance for any other consulting work in fiscal 2022.

Compensation Comparisons

Developing a compensation peer group for compensation comparison purposes is not an easy task for our Company. We do not have any “true” consumer robotic peer companies that are publicly-traded, stand-alone, U.S.-based and size-appropriate. We believe the mix of technology, smart technology/connected devices, and technology/consumer products entities that comprise our current compensation peer group provides appropriate reference points for compensation and performance comparisons.

The following selection criteria, developed in conjunction with the compensation and talent committee, which are carefully reviewed annually and adjusted as needed, were used to develop the comparative compensation peer group used in assessing the competitiveness of our executive compensation program and in helping develop fiscal year 2022 compensation actions:
•Companies with revenues within a similar range and generally similar market capitalization;
•Companies within comparable industries that focus on smart-tech and high-tech products (e.g., consumer durables, consumer services, aerospace, capital goods, electronics equipment, information technology, instruments and components, computers and peripherals, networking equipment and computer hardware);
•Companies with highly-engineered products and complex networked technologies with multiple industry applications;
•Technology companies whose products contain both hardware and software components, in particular cloud-connected devices, smart monitors, networked devices and consumer wearables; and
•Companies with moderate to high sales growth and opportunity.
•Other secondary criteria also considered include:
◦Companies considered to be engaging in “disruptive innovation;”
◦Companies producing high-technology products with brand recognition and/or that focus on disposable income “luxury” goods; and

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

◦Companies with comparable levels of ongoing investment in research and development that indicate similar business models and financial strategy.

Our compensation peer group for 2022 consisted of the following sixteen companies, which we show in two different technology segments. Technology companies that focus on high tech products for consumers, and broader companies that have a technology focus and meet some or all of the criteria mentioned above.

Consumer Technology Companies	Broader Technology Companies
Alarm.com Holdings, Inc.	3D Systems Corporation
Garmin Ltd.	Azenta Inc. (formerly Brooks Automation, Inc.)
GoPro, Inc.	Coherent Corp.
Logitech International S.A.	Dolby Laboratories, Inc.
NETGEAR, Inc.	Faro Technologies, Inc.
Poly (Plantronics, Inc.)	Novanta Inc.
Roku, Inc.	Trimble Inc.
Sonos, Inc.
Universal Electronics Inc.

This 2022 compensation peer group differs slightly from the 2021 compensation peer group due to the removal of Fitbit (acquired by Google on January 14, 2021).

These companies, at the time of the analysis on June 30, 2021, had a trailing 12-month median revenue of approximately $1.2 billion and a median market capitalization of approximately $4.8 billion. iRobot at this same time had trailing 12-month revenue of approximately $1.5 billion and a market capitalization of approximately $2.6 billion.

The compensation and talent committee reviews all components of compensation for named executive officers. In accordance with its charter, the compensation and talent committee also, among other responsibilities, administers our incentive compensation plan, and reviews management’s recommendations on Company-wide compensation programs and practices. In setting compensation levels for our executive officers in fiscal 2022, the compensation and talent committee considered many factors in addition to the competitive market analysis described above, including, but not limited to:

•The scope and strategic impact of the executive officer’s responsibilities;
•Our past business performance, and future expectations;
•Our long-term goals and strategies;
•The performance and experience of each individual;
•Retention considerations;
•Unvested equity holdings;
•Past compensation levels of each individual and of the named executive officers as a group;
•Relative levels of pay among the executive officers;
•The amount of each component of compensation in the context of the executive officer’s total compensation and other benefits;
•Input from the board with respect to its evaluation of and recommendations for the chief executive officer; and
•Input from the chief executive officer with respect to the evaluation of and recommendations for the other named executive officers.

The compensation and talent committee recommends to the full board compensation for our chief executive officer using the same factors it considers for other executive officers, while placing greater emphasis on performance-based opportunities through long-term equity and short-term cash incentive compensation, which we believe strongly aligns our chief executive officer’s interests and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation and talent committee relies on input from the board of directors on performance, information from our selected peer group benchmarks and its judgment with respect to the factors described above.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Elements of Compensation and 2022 Annual Target Compensation

Our executive compensation program in 2022 consisted of three primary elements: base salary, annual cash incentives, and long-term equity awards in the form of RSUs and PSUs. All of our executive officers also are eligible for certain benefits offered to employees generally, including life, health, disability and dental insurance, as well as participation in our 401(k) plan and employee stock purchase plan. We have also entered into executive agreements with our executive officers that provide for certain severance benefits upon a qualifying termination of employment, including a qualifying termination in connection with a change in control of the Company. The target compensation mix for each of our named executive officers was determined at the beginning of 2022 and is summarized in the charts below.

The compensation mix shown above is based on the target amount for each of the elements and does not contemplate the upside and downside opportunity included in our variable incentive plans.

Elements of Compensation

Base Salary

Salaries are reviewed on an annual basis and are structured to be within the market competitive range of salaries paid by the peer companies reviewed by the compensation and talent committee described above. While we generally aim to set base salaries for each of our executives to market competitive levels, the compensation and talent committee also takes into consideration many additional factors (described below) that we believe are important and have enabled us to attract, motivate and retain a high performing leadership team in an extremely competitive environment.

In 2022, the compensation and talent committee reviewed the base salaries for each of our executive officers, taking into account an assessment of the individual’s responsibilities, experience, performance and contribution to the Company's performance, and also generally taking into account the competitive environment for attracting and retaining executives consistent with our business needs, along with those factors previously described. With respect to each of our other named executive officers, our chief executive officer provided a detailed evaluation and recommendation related to base salary adjustments, if any. The compensation levels for our executive officers in fiscal 2022 were determined in February 2022 following a challenging 2021 in which the second half of that year was shaped by supply chain challenges and shipping delays that impacted our top and bottom lines.

In connection with our annual review process in February 2022 and taking into account the considerations discussed above as well as our 2021 performance, the compensation and talent committee made no adjustments to the base salaries for any of the named executive officers for 2022. We similarly maintained base salaries for our named executive officers at the same levels for 2023.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

For 2022 and 2023, base salaries of our named executive officers were reviewed by the compensation and talent committee and no adjustments were made. The table below shows the annualized 2021, 2022 and 2023 base salaries for our named executive officers and the percentage year-over-year increase in base salaries. As noted below, the only change to annualized base salaries for our named executive officers was a result of currency exchange rates.

	2021 Base Salary	% Increase	2022 Base Salary	% Increase	2023 Base Salary
Colin Angle	$850,000	0.0%	$850,000	0.0%	$850,000
Julie Zeiler	$500,000	0.0%	$500,000	0.0%	$500,000
Glen Weinstein	$430,000	0.0%	$430,000	0.0%	$430,000
Jean Jacques Blanc(1)	$414,296	0.0%	$409,683	0.0%	$425,000
Faris Habbaba(2)	$415,000	0.0%	$415,000	0.0%	$415,000

(1)
For 2021 and the first two months of 2022, Mr. Blanc’s base salary was denominated and paid in British pounds. Mr. Blanc’s 2021 base salary was converted to U.S. dollars using a conversion rate of £1.00 to $1.3764, which represents the average exchange rate for fiscal year 2021. In March of 2022, Mr. Blanc relocated to the U.S. and his base salary was then denominated and paid in U.S. dollars. Mr. Blanc’s 2022 base salary reflects the sum of (i) his 2022 base salary for the first two months of 2022, which was converted to U.S. dollars using a conversation rate of £1.00 to $1.3551, which represents the average exchange rate for those two months, and (ii) his 2022 base salary for the remaining ten months, which was denominated and paid in U.S. dollars.

(2)	Mr. Habbaba, was hired in June 2021.

We believe that the base salaries of our named executive officers, which on average are 22% as a percentage of total target compensation, are set at an appropriate level to align our compensation mix with our compensation philosophy.

Cash Incentive Compensation

The compensation and talent committee believes that short-term cash incentive compensation for our executive officers should be contingent upon successful achievement of significant financial and business objectives and implementation of our business strategy. For our named executive officers, including our chief executive officer, the payment of cash incentive awards is based on an evaluation of achievement against predetermined Company financial and operational metrics in accordance with our Senior Executive Incentive Compensation Plan (“SEICP”) adopted by the compensation and talent committee. For each named executive officer, 100% of his or her target cash incentive compensation in 2022 was tied to key Company financial and operating performance measures. We aim to set our cash incentive opportunities for named executive officers to be market competitive for performance at target with actual amounts earned adjusted up or down based on performance achievement, as described below.

For fiscal 2022, the threshold, target and maximum bonus award opportunities under our SEICP for each of our named executive officers, as a percentage of base salary, are set forth in the table below. These target bonus amounts were set at levels the compensation and talent committee determined were appropriate to support our business plan, which involved growing the Company in a profitable, cost-effective way.

	Incentive Bonus Award Opportunity Payout Scale (% of base salary)
	Threshold (12.5% of target opportunity) (1)	Target (100%)	Maximum (200% of target opportunity) (2)
Colin Angle	14.38%	115.00%	230.00%
Julie Zeiler	9.38%	75.00%	150.00%
Glen Weinstein	9.38%	75.00%	150.00%
Jean Jacques Blanc	9.38%	75.00%	150.00%
Faris Habbaba(3)	7.50%	60.00%	120.00%

(1)	Cash incentive payments are made only if the Company has achieved a specified non-GAAP operating income hurdle, excluding cash incentive compensation expense.
(2)	This reflects the maximum incentive cash payout levels established under our SEICP for 2022 based on the specific goals established for fiscal 2022.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

The following tables summarize the 2022 performance measures, associated weightings and goals for each of the named executive officers under the SEICP, including actual performance achievement. The compensation and talent committee chose this mix of financial targets for cash incentive compensation because it believes it creates a balanced focus on growth and profitability, and it believes that executive officers should be focused on a small set of critical, team-based financial and operating metrics that reinforce the executive’s role and impact the Company’s business strategy.

As shown in the table below, our results were below threshold for both performance metrics. As a result and consistent with our pay for performance culture, the named executive officers did not receive any payouts under the SEICP for 2022 performance.

		Performance Goal
Metric	Weightings	Threshold	Target*	Maximum	2022 Actual Performance	Actual Percentage Earned (as % of target)
		$ in millions
Non-GAAP Operating Income, excluding cash incentive compensation expense	50%	$75.4	$83.8	$111.5	$(151.6)	0%
Company Revenue	50%	$1,794.5	$1,888.9	$2,226.8	$1,183.3	0%
Total Payout (as a % of Target)						0%

Long-Term Incentives

Overview of 2022 PSU Awards

In 2022, our named executive officers were eligible to receive a mix of RSUs and PSUs that are intended to promote success by aligning employee financial interests with long-term stockholder value. Long-term incentives are awarded based on various factors primarily relating to the responsibilities of the individual officer or employee, his or her past performance, anticipated future contributions, prior grants, and competitive market and retention considerations as well as the pool of shares available for grant and Company performance. In general, our compensation and talent committee bases its decisions to grant long-term incentives on recommendations of our chief executive officer (for employees other than himself) and the compensation and talent committee’s analysis of peer group and industry compensation information, with the intention of keeping the executives’ overall target compensation levels competitive with our peers.

For 2022, we introduced a new PSU plan pursuant to which PSUs are earned based on our relative TSR over one, two, three-year periods, with a potential for an adjustment based on performance against a three-year cumulative profitability goal. To earn the target number of PSUs under this new plan, iRobot must outperform the TSR of a broad market index, the Russell 2000 Total Return Index (the "Index"). Payout under this plan is also capped at target if our absolute TSR is negative, with an overall payout cap of 200%. This puts a direct focus on shareholder value creation, and coupled with our short-term incentive plan, that includes annual revenue and non-GAAP operating income performance metrics, provides a strong balance between short and long-term business drivers.

The compensation and talent committee believes that our mix of long-term equity awards is market competitive and strongly aligns the incentives of our executives with the interests of our stockholders and the long-term performance of the Company by directly tying a significant portion of the value that may be realized from our equity compensation to the performance of the Company and the value of our stock.

Both RSUs and PSUs are typically granted in March of each fiscal year. Starting in 2022, RSUs granted vest based on continued service with one-third vesting after one year, and the remaining two-thirds vesting in eight equal quarterly installments over the following two years. PSUs granted in 2022 vest over three years as described in more detail below.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

During fiscal year 2022, our compensation and talent committee approved the RSU and PSU awards set forth in the table below to each of our named executive officers.

	Grant Date Fair Value ($)	RSUs (#)	PSUs (# at Threshold) (1% of Target)	PSUs (# at Target)	PSUs (# at Maximum) (200% of Target)
Colin Angle	5,071,127	35,160	527	52,740	105,480
Julie Zeiler	1,381,498	11,986	119	11,986	23,972
Glen Weinstein	1,197,313	10,388	103	10,388	20,776
Jean Jacques Blanc	1,151,208	9,988	99	9,988	19,976
Faris Habbaba(1)	1,381,498	11,986	119	11,986	23,972

The following chart depicts the mix of PSUs and RSUs in our annual long-term incentive program for 2022:

For 2022, PSUs granted vest based upon the TSR of iRobot’s common stock as compared to the TSR of the Index over the following performance periods:

Performance Periods
Begin Date	End Date
1/2/2022	12/31/2022
1/2/2022	12/30/2023
1/2/2022	12/28/2024

Calculations of TSR

The TSR calculation for iRobot and the Index is based upon the 60-trading day average price prior to and including the start of each performance period (the “Beginning Average Price”) and the 60-trading day average price at the end of each performance period (the “Ending Average Price”).

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

The payout schedule can result in payout percentages ranging from 0% to 200% of the target number of PSUs. The payout percentage is capped at 100% if iRobot’s TSR is negative over any of the performance periods. Payout is determined based on percentage point difference in iRobot’s TSR when compared to the TSR of the Index, with the target number of PSUs earned when iRobot’s TSR exceeds the Index TSR by five percentage points (the “TSR Goal”).

Performance Period	TSR Goal	Number of Earned PSUs if iRobot's TSR equals the TSR Goal
01/02/2022 - 12/31/2022	5 percentage points above Index TSR	1/3 of Target Award
01/02/2022 - 12/30/2023	5 percentage points above Index TSR	1/3 of Target Award
01/02/2022 - 12/28/2024	5 percentage points above Index TSR	1/3 of Target Award

With respect to each performance period, the portion of the total number of PSUs eligible to be earned for such period will be adjusted for over- or under-performance against the TSR Goal as follows:

Payout Schedule
Performance Relative to Index	Payout Percentage
+55.0% and above	200%
+5.00%	100%
(45.0)% and below	0%

•Under-performance: If the Company’s TSR for any performance period is more than 45% below the Index TSR for such performance period, no portion of the PSUs shall be earned with respect to such performance period. If the Company’s TSR for any performance period is between 45% below the Index TSR for such performance period (the “Threshold TSR Amount”) and the TSR Goal, the earned portion of the PSUs with respect to such performance period shall increase ratably between 0% and 100% as the Company’s TSR increases between the Threshold TSR Amount and the TSR Goal (i.e., the portion of the PSUs earned shall increase by 2% for every 1% increase between the Threshold TSR Amount and the TSR Goal). At the TSR Goal, 100% of the target number of PSUs for such performance period shall be earned.

•Over-performance: If both (i) the Company’s TSR for the performance period exceeds the TSR Goal for such performance period and (ii) the Company’s actual TSR for such performance period is greater than zero, then the earned portion of the PSUs with respect to such performance period shall increase ratably between 100% and 200% of the target number of PSUs as the Company’s TSR increases between the TSR Goal and 55% above the Index TSR for such performance period (the “Maximum TSR Amount”) (i.e., the portion of the target number of PSUs earned shall increase by 2% for every 1% increase between the TSR Goal and the Maximum TSR Amount). At the Maximum TSR Amount, 200% of the target number of PSUs shall be earned assuming that the Company’s TSR for such performance period is greater than zero.

For the first performance period, iRobot’s TSR of (33.4)% underperformed the Index TSR of (20.2)% by (13.2)% resulting in an overall payout of 64% of target. These results are summarized in the below chart.

Results 1/2/2022 to 12/31/2022 Performance Period
IRBT TSR	(33.4)%
Index TSR	(20.2)%
Outperformance	(13.2)%
Payout Percentage	64%

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

	*1/22/2022 to 12/31/2022 Performance Period
	PSUs At Threshold	PSUs At Target (1/3)	PSUs At Maximum	Total PSUs Earned
Colin Angle	175	17,580	35,160	11,251
Julie Zeiler	39	3,995	7,990	2,557
Glen Weinstein	34	3,463	6,926	2,216
Jean Jacques Blanc	33	3,329	6,658	2,131
Faris Habbaba	39	3,995	7,990	2,557

*
PSUs represented in the chart represent the PSUs at threshold, target, and maximum for the first performance period. The amounts represent one third of the total threshold, target and maximum number of PSUs granted.

2020 PSU Award Achievement

For the PSUs granted in 2020, the number of shares earned at the end of the three-year performance period could have ranged from 0% to 200% of the target number of PSUs granted based on the Company’s performance against a three-year cumulative GAAP operating income goal. The following table outlines the GAAP operating income threshold, target, and maximum goals, along with the Company's actual performance for the three-year performance period from 2020 through 2022. Payout achievement is shown in the table.

	Operating Income Performance (in millions)
2020-2022 PSU Performance Cycle	Threshold	Target	Maximum	Actual Performance Achieved	Actual Payout Level
Cumulative	$250	$357	$464	$20	0%
PSUs Eligible for Vesting	25%	100%	200%

For the 2020 PSUs, the three-year cumulative operating income achievement was $20 million, which fell below the threshold of $250 million; therefore no PSUs granted in 2020 were deemed earned and vested. The table below outlines the details. Mr. Habbaba is excluded from the table below because he joined the Company in 2021 and did not hold any 2020 PSUs.

	2020-2022 PSUs At Threshold, Target & Maximum
	PSUs At Threshold	PSUs At Target	PSUs At Maximum	Total PSUs Earned
Colin Angle	10,295	41,180	82,360	0
Julie Zeiler	4,078	16,314	32,628	0
Glen Weinstein	3,020	12,082	24,164	0
Jean Jacques Blanc	3,707	14,830	29,660	0

Other Benefits and Perquisites

We also have various broad-based employee benefit plans. Our executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed by or paid to executive officers under these plans. We offer a 401(k) plan, which allows our U.S. employees an opportunity to invest in a wide array of funds on a pre-tax basis. The Company matches up to 3% of eligible pay ($0.50 on each dollar an employee contributes up to a maximum of 6%). In 2017, we established an employee stock purchase plan for the benefit of all of our U.S., UK and Canadian based employees. In connection with the merger with Amazon, the last offering period under the employee stock purchase program ended and our last purchase occurred on November 15, 2022. No additional offering periods have been offered since that point. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or other employees. We also maintain insurance and other benefit plans for our employees. We offer no perquisites to our executive officers in the United States that are not otherwise available to all of our employees. While Mr. Blanc was living in the UK, he was provided with a car allowance, a housing allowance and a school allowance, with the housing allowance and school allowance having a tax gross-up on the imputed income, as an

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

element of his compensation in his UK-based role in accordance with local market practice. Mr. Blanc was also provided with relocation assistance in connection with his relocation to the United States in March of 2022.

Stock Ownership Guidelines

We maintain equity ownership guidelines to further align the interests of our senior management and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock that is valued at an amount ranging from two times base salary for our senior executives to six times base salary for our chief executive officer. Our directors are also expected to hold common stock in an amount equal to six times their current annual cash retainer fee for board service.

For purposes of these guidelines, stock ownership excludes unvested equity awards as well as the value associated with any vested, but unexercised stock options. Executives and directors are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. All executives and directors who have served the Company for five or more years are currently meeting their ownership targets, while those executives and directors with less than five years of service are either currently meeting or are making progress to achieve these ownership targets.

Hedging/Pledging Policy

Since 2005, we have had a written insider trading policy that applies to all of our employees, including officers, and directors. The policy, among other things, prohibits holding Company securities as collateral in a margin account, any hedging transactions, short sales, and puts/calls, and pledging of Company securities as collateral for a loan unless the pledge has been approved by the compensation and talent committee of the board of directors. To date, no such approval has been requested or given.

Executive Agreements

We have entered into executive agreements with each of our named executive officers. The executive agreements provide for severance payments equal to 50% of such officer’s annual base salary at the highest annualized rate in effect during the one-year period immediately prior to termination, payable in six equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to six months following termination, in the event that we terminate his or her employment other than for cause, or his or her death or disability, as each term is defined in the executive agreements. In addition, these executive agreements provide that if we experience a change in control, as defined in the executive agreements, and the employment of such officer is terminated by the Company other than for cause or his or her death or disability at any time within the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or if such officer terminates his or her employment for good reason, as defined in the executive agreements, during the one-year period following the change in control, then all unvested equity held by such officer becomes fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 200% of his or her annual base salary, at the highest annualized rate in effect during the period beginning in the year prior to the effective date of the change in control and ending on the date of termination of employment, and 200% of such officer’s highest target cash incentive with respect to the year prior to the year in which the change in control occurred and ending in the year in which the officer’s employment is terminated, each payable in 24 equal monthly installments, as well as monthly premium payments for continued health, dental and vision benefits for up to 24 months following termination. Receipt of the severance payments and benefits under the executive agreements is subject to the executive officer’s execution of a separation agreement, including a general release of claims, in a form and of a scope reasonably acceptable to the Company and compliance with any noncompetition, inventions and/or nondisclosure obligations owed to the Company. There are no tax gross-up payable under the executive agreements or otherwise.

Clawback Policy

In 2015, the Company adopted a clawback policy that provides the board of directors discretion to reduce the amount of future compensation (both cash and equity) payable to an executive of the Company for excess proceeds from incentive compensation received by such executive due to a material restatement of financial statements. The clawback period is the three-year period following the filing of any such restated financial statements with the SEC. In light of the SEC's adoption of final clawback rules in October 2022, we intend to update our clawback policy to comply with applicable Nasdaq listing rules when such rules become effective.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Tax Deductibility of Executive Compensation

The Tax Cuts and Jobs Act of 2017, which was signed into law December 22, 2017, made a number of significant changes to Section 162(m) of the Internal Revenue of 1986, as amended (the "Code"). Section 162(m) of the Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for certain executive officers. While we consider tax deductibility as one factor in determining executive compensation, the compensation and talent committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

We believe that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses.

Risk Oversight of Compensation Programs

As part of its annual review, the compensation and talent committee determined that our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

•Our compensation program for executive officers is designed to provide a balanced mix of cash and equity and annual and longer-term incentives, including compensation based on the achievement of performance targets.
•The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics.
•Our time-based RSU grants generally vest over three or four years.
•Our PSUs vest only if we achieve pre-determined significant long-term metrics designed to drive the long-term interests of our stockholders.
•PSU awards align the interests of our executive officers with the success of our business strategy.
•Maximum payout levels for cash and equity incentives are capped.
•We have adopted a clawback policy that applies to cash and equity incentive compensation.
•The compensation and talent committee engages an independent compensation consultant.
•Our executive incentive programs include multiple performance measurement periods.
•Our stock ownership guidelines align the interests of our executive officers with those of our stockholders.

Compensation Consultant Independence

Pursuant to its charter, the compensation and talent committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant.

The compensation and talent committee retained Pay Governance as its independent executive compensation consultant for 2022. Pay Governance reports directly to the compensation and talent committee, and the compensation and talent committee may replace Pay Governance or augment Pay Governance by hiring additional consultants at any time. Pay Governance attends meetings of the compensation and talent committee, as requested, and communicates with the chair of the compensation and talent committee between meetings; however, the committee makes all decisions regarding the compensation of the Company’s executive officers.

Pay Governance provides various executive compensation services to the compensation and talent committee with respect to our executive officers and other key employees at the compensation and talent committee’s request. The services Pay Governance provides include advising the compensation and talent committee on the principal aspects of the executive compensation program and evolving best practices and providing market information and analysis regarding the competitiveness of our program design and awards in relation to our performance.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

The compensation and talent committee reviews the services provided by its outside consultants and believes Pay Governance is independent in providing executive compensation consulting services. The compensation and talent committee conducted a specific review of its relationship with Pay Governance, and determined Pay Governance’s work for the compensation and talent committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and Nasdaq. In making this determination, the compensation and talent considered the following factors:

•That Pay Governance did not provide any services to us or our management other than service to the compensation and talent committee (including compensation benchmarking for our senior leadership team), and their services were limited to executive compensation consulting;
•That fees paid by us to Pay Governance represented less than 1.0% of Pay Governance’s total revenue for the period January 2022 through December 2022;
•Pay Governance maintains an Independence Policy that is provided to the compensation and talent committee with specific policies and procedures designed to ensure independence;
•Whether the Pay Governance consultants on our account had any business or personal relationship with members of our compensation and talent committee;
•Whether the Pay Governance consultants on our account had any business or personal relationship with our executive officers; and
•That Pay Governance's Independence Policy prohibits the consultants on our account from directly owning shares of our stock.

The compensation and talent committee continues to monitor the independence of its compensation consultant on a periodic basis.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Executive Compensation

The following table sets forth summary compensation information for our chief executive officer, chief financial officer, the three other most highly compensated executive officers serving as executive officer as of December 31, 2022:

SUMMARY COMPENSATION TABLE — 2022

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Colin Angle
Chairman, Chief Executive Officer and Director	2022	850,000	—	5,071,127	—	9,150	5,930,277
	2021	846,154	—	5,418,537	—	8,700	6,273,391
	2020	825,000	—	3,851,977	1,506,450	9,258	6,192,685

Julie Zeiler(6)
Executive Vice President, Chief Financial Officer	2022	500,000	—	1,381,498	—	9,150	1,890,648
	2021	488,462	—	1,477,783	—	8,700	1,974,945
	2020	382,123	—	1,526,012	410,418	9,258	2,327,811

Glen Weinstein
Executive Vice President and Chief Legal Officer	2022	430,000	—	1,197,313	—	9,150	1,636,463
	2021	426,923	—	1,280,650	—	8,700	1,716,273
	2020	410,000	—	1,130,150	510,450	9,965	2,060,565

Jean Jacques Blanc(7)
Executive Vice President, Chief Commercial Officer	2022	409,683	225,000	1,151,208	—	219,330	2,005,221
	2021	409,897	100,000	1,231,486	—	154,676	1,896,059

Faris Habbaba (8)
Executive Vice President, Chief Research and Development Officer	2022	415,000	—	1,381,498	—	9,150	1,805,648
	2021	223,462	216,896	2,214,919	—	3,823	2,659,100

(1)	Represents salary earned in the fiscal years presented, which covered 52 weeks for fiscal year 2022 and 2021, and 53 weeks for fiscal year 2020.
(2)
The amount reported for Mr. Blanc with respect to the 2022 fiscal year represents a one-time bonus paid as part of taking on his new role as EVP, Chief Commercial Officer. This bonus was payable upon his relocation to the United States which was delayed until March 2022, given the pandemic. The amount reported for Mr. Blanc with respect to the 2021 fiscal year represents a one-time bonus paid in recognition of performing two roles over an 18-month period during the pandemic. For Mr. Habbaba, the amount reported represents a $75,000 sign-on bonus paid to him upon his hire and a guaranteed pro-rated target bonus for the 2021 fiscal year in the amount of $141,896, each payable pursuant to the terms of his employment agreement.

(3)	Represents the aggregate grant date fair value for stock awards granted in the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021, as applicable, in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (“ASC Topic 718”) disregarding any estimates of service-based forfeitures. For PSUs, the value reported includes the value of the award at the grant date based upon the probable outcome of the performance conditions. The value of PSUs at the grant date assuming that the highest level of the performance condition will be achieved, for the fiscal years ended December 31, 2022, January 1, 2022, and January 2, 2021, (as applicable), respectively, is $6,111,512, $6,502,292, and $3,851,978 for Mr. Angle; $1,388,920, $1,477,783, and $1,526,012 for Ms. Zeiler; $1,203,746, $1,280,650, $1,130,150 for Mr. Weinstein; $1,157,392 and $1,231,486 for Mr. Blanc; and $1,388,920 for Mr. Habbaba. See the information appearing in note 12 to our consolidated financial statements included as part of our Annual Report on Form 10-K.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

(4)	Represents amounts paid in 2021, under the Company’s SEICP for performance for the fiscal year ended January 2, 2021.
(5)
For 2022, includes the amounts set forth in the table below, including 401(k) matching contributions. The table excludes medical, group life insurance and certain other benefits received by the named executive officers in the U.S. that are available generally to all of our salaried employees. With respect to Mr. Blanc, the amounts reported in the "All Other Compensation" column include compensation paid while still working in the United Kingdom in January and February of 2022, prior to relocating to the United States. This includes a car allowance, a housing allowance and a school allowance, with a tax gross-up on the imputed income with respect to the housing and school allowance. It also includes employer pension scheme contributions and costs associated with a vacation payout as part of terminating employment in the United Kingdom. Mr. Blanc’s amounts were converted to U.S. dollars using a conversion rate of £1.00 to $1.3551, which represents the average exchange rate for January and February 2022. It also includes relocation assistance, which includes airfare and expenses for moving, including temporary use of our corporate apartment prior to establishing a local residence for January and February 2022.

401(k) Matching Contributions ($)
Colin Angle	9,150
Julie Zeiler	9,150
Glen Weinstein	9,150
Jean Jacques Blanc	9,150
Faris Habbaba	9,150

Jean Jacques Blanc
Car Allowance ($)	1,626
Housing Allowance ($)	6,326
Tax Gross-Up on Housing Allowance ($)	5,610
School Allowance ($)	2,710
Tax Gross-Up on School Allowance ($)	2,403
Pension Scheme Contributions ($)	4,079
Vacation Payout ($)	77,924
Relocation Assistance ($)	109,502
Total ($)	210,180

(6)	Ms. Zeiler was promoted to EVP, Chief Financial Officer on May 4, 2020, and at that time her base salary increased from $307,654 to $425,000. In 2021, her salary increased from $425,000 to $500,000 in recognition of strong performance and aligning to market.
(7)
For Mr. Blanc, 2022 amounts reported in the “Salary” column and the “All Other Compensation” column are a combination of both compensation paid while in the United Kingdom (“UK”) and in the United States. Amounts paid while in the UK were converted to U.S. dollars using a £1.00 to $1.3551 conversion rate (average exchange rate for January and February of 2022 before relocating to the United States) Amounts for 2021 reported in the “Salary” column and the “All Other Compensation” column were converted to U.S. dollars using a conversion rate of £1.00 to $1.3764, which represents the average exchange rate for the 2021 fiscal year.

(8)	Mr. Habbaba employment commenced on June 7, 2021, and the amount reported in the “Salary” column for 2021 represents his base salary earned in fiscal 2021.

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Grants of Plan-Based Awards in 2022

The following table sets forth, for each of the named executive officers, information about grants of plan-based awards during fiscal year 2022:

GRANTS OF PLAN-BASED AWARDS — 2022

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Colin Angle	—	122,188	977,500	1,955,000	—	—	—	—	—
	3/11/2022	—	—	—	—	—	—	35,160	2,015,371
	3/11/2022	—	—	—	527	52,740	105,480	—	3,055,756
Julie Zeiler	—	46,875	375,000	750,000	—	—	—	—	—
	3/11/2022	—	—	—	—	—	—	11,986	687,038
	3/11/2022	—	—	—	119	11,986	23,972	—	694,460
Glen Weinstein	—	40,313	322,500	645,000	—	—	—	—	—
	3/11/2022	—	—	—	—	—	—	10,388	595,440
	3/11/2022	—	—	—	103	10,388	20,776	—	601,873
Jean Jacques Blanc	—	38,840	307,262	614,524	—	—	—	—	—
	3/11/2022	—	—	—	—	—	—	9,988	572,512
	3/11/2022	—	—	—	99	9,988	19,976	—	578,696
Faris Habbaba		31,125	249,000	498,000	—	—	—	—	—
	3/11/2022	—	—	—	—	—	—	11,986	687,038
	3/11/2022	—	—	—	119	11,986	23,972	—	694,460

(1)	Reflects the threshold, target and maximum incentive cash payout levels established under our SEICP. However, no amounts were actually earned or paid for fiscal year 2022.
(2)	Reflects the threshold, target and maximum equity incentive payout levels associated with PSUs made pursuant to our 2018 Stock Option and Incentive Plan (the "2018 Plan"), which amounts will be payable in shares of our common stock, if the performance metrics are achieved under the terms of the awards.
(3)	All stock awards granted were made pursuant to our 2018 Plan.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth, for each of the named executive officers, information about unexercised option awards and other unvested equity awards that were held as of December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END — 2022

		Option Awards				Equity Incentive Plan
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Colin Angle	3/11/2016	36,013	—	33.14	3/11/2023	—	—	—	—
	6/10/2016	30,950	—	37.62	6/10/2023	—	—	—	—
	3/08/2019	—	—	—	—	5,680	273,378	—	—
	3/06/2020	—	—	—	—	20,590	990,997	—	—
	3/12/2021	—	—	—	—	13,622	655,627	6,811	327,813
	3/11/2022	—	—	—	—	35,160	1,692,251	35,160	1,692,251
Julie Zeiler	3/10/2017	5,950	—	57.33	3/10/2024	—	—	—	—
	3/08/2019	—	—	—	—	255	12,273	—	—
	3/06/2020	—	—	—	—	8,156	392,548	—	—
	3/12/2021	—	—	—	—	4,644	223,516	1,548	74,505
	3/11/2022	—	—	—	—	11,986	576,886	7,990	384,559
Glen Weinstein	3/08/2019	—	—	—	—	1,249	60,114	—	—
	3/06/2020	—	—	—	—	6,040	290,705	—	—
	3/12/2021	—	—	—	—	4,024	193,675	1,341	64,542
	3/11/2022	—	—	—	—	10,388	499,974	6,925	333,300
Jean Jacques Blanc	3/11/2016	256	—	33.14	3/11/2023	—	—	—	—
	6/10/2016	380	—	37.62	6/10/2023	—	—	—	—
	3/08/2019	—	—	—	—	511	24,594	—	—
	3/06/2020	—	—	—	—	7,414	356,836	—	—
	3/12/2021	—	—	—	—	3,870	186,263	1,290	62,088
	3/11/2022	—	—	—	—	9,988	480,722	6,658	320,450
Faris Habbaba	6/11/2021	—	—	—	—	17,334	834,285	—	—
	3/11/2022	—	—	—	—	11,986	576,886	7,990	384,559

(1)	Stock option grants vested over a four-year period, at a rate of twenty-five percent (25%) on the first anniversary of the grant date, and the remainder in equal quarterly installments thereafter.
(2)
RSU awards granted prior to 2022 vest over a four-year period, at a rate of twenty-five percent (25%) on each anniversary of the grant date. RSU awards granted in 2022 vest over a three-year period, with one-third (1/3) vesting on the one-year anniversary of the grant date, and the remaining two-thirds (2/3) vesting in eight equal quarterly installments over the remaining two years.

(3)	Amounts disclosed in this column were calculated based on the closing price of our common stock on December 30, 2022, the last business day of the fiscal year ended December 31, 2022.
(4)
PSU awards granted in 2021 will be earned and vest at the end of a three-year cumulative period. PSU awards granted in 2022 will be earned and vest at the end of one, two, and three-year performance periods. For additional information on the PSU awards, see the section above entitled “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentives.”

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Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options and the vesting of RSU awards and PSU awards during the year ended December 31, 2022.

OPTION EXERCISES AND STOCK VESTED — 2022

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Colin Angle	46,588	1,155,522	27,802	1,686,890
Julie Zeiler	—	—	6,307	378,424
Glen Weinstein	—	—	7,326	443,425
Jean Jacques Blanc	—	—	6,151	370,433
Faris Habbaba	—	—	5,779	234,107

(1)
Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Exchange Act.

(2)	Amounts disclosed in this column were calculated based on the fair market value of the shares on the date of settlement following vesting.

Potential Benefits Upon Termination or Change in Control

Severance and Change in Control Arrangements in General

The Company has entered into executive agreements with each of the named executive officers, the terms of which are described in further detail in the “Compensation Discussion and Analysis” section above.

Cash Payments and/or Acceleration of Vesting Following Certain Termination Events

Assuming the employment of our named executive officers was terminated without cause (not in connection with a change in control) on December 31, 2022, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the table below, subject to any deferrals required under Section 409A of the Code.

	Base Salary ($)	Continuation of Health Plan Premium Payments ($)	Total ($)
Colin Angle	425,000	16,135	441,135
Julie Zeiler	250,000	11,093	261,093
Glen Weinstein	215,000	12,236	227,236
Jean Jacques Blanc	212,500	11,093	223,593
Faris Habbaba	207,500	4,079	211,579

Assuming the employment of our named executive officers was terminated by the Company without cause during the period beginning on the date that is 45 days prior to the date of the public announcement of the execution of a definitive agreement for a change in control and ending on the first anniversary of the effective date of the change in control, or such officers resigned with good reason during the one-year period following a change in control and such termination or resignation occurred on December 31, 2022, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below table, subject to any delay in payment required under Section 409A of the Code, and acceleration of vesting as set forth in the table below. The total amount payable to each executive officer may be subject to reduction in certain circumstances if the amount would cause the executive officer to incur an excise tax under Section 4999 of the Code. The following table provides the market value (that is, the value

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based upon our stock price on December 30, 2022) of RSUs or PSUs that would become exercisable or vested as a result of these acceleration events as of December 31, 2022.

Name	Base Salary ($)	Bonus ($)	Continuation of Health Plan Premium Payments ($)	Market Value of Stock Options ($)	Market Value of RSUs and PSUs ($)	Total ($)
Colin Angle	1,700,000	1,955,000	64,539	—	9,443,924	13,163,463
Julie Zeiler	1,000,000	750,000	44,372	—	2,865,323	4,659,695
Glen Weinstein	860,000	645,000	48,943	—	2,384,216	3,938,159
Jean Jacques Blanc	850,000	637,500	44,372	—	2,491,257	4,023,129
Faris Habbaba	830,000	498,000	16,315	—	1,988,058	3,332,373

2022 Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is required to disclose the annual total compensation of our median employee (excluding our chief executive officer), the annual total compensation of our principal executive officer, Chairman of the board of directors and chief executive officer, Colin M. Angle, and the ratio of these two amounts.

In 2022, there was no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio. Accordingly, for purposes of calculating the pay ratio set forth below, we used the same median employee we identified for purposes of our 2021 pay ratio. The Company employed 1,372 employees as of January 1, 2022, when we identified the median employee for fiscal year 2021.

In evaluating whether to re-determine the “median employee” for 2022, we concluded that changes to the employee population and employee compensation programs would not result in a significant change to the Company’s pay ratio disclosure. Accordingly, we believe that we may continue to use the previously-determined “median employee.” The Company employed 1,254 employees at the end of fiscal 2022 (December 31, 2022).

A Consistently Applied Compensation Measure was used to identify the median employee based on the sum of base pay/regular wages, overtime, bonus, commissions and equity grant date fair value. The Company elected to include bonus payments and equity awards given the broad participation rates in these programs across the employee population. Annualized salary rates for full-time employees and hourly pay rates and actual hours worked were used as reasonable estimates of salary/wages.

Using the compiled data, the Company determined that the 2022 annual total compensation of our median employee as of December 31, 2022 was $124,671 and Mr. Angle’s annual total compensation for 2022 was $5,930,277, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 48:1.

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Pay Versus Performance

The following table shows the total compensation of our principal executive officer (“PEO”) and, on an average basis, our other named executive officers for the past three fiscal years as set forth in the Summary Compensation Table, the “compensation actually paid,” calculated in accordance with Item 402(v) of Regulation S-K, to our PEO and, on an average basis, our other NEOs, our TSR, the TSR of our 2022 peer group used for compensation benchmarking over the same period, our net income, and Company-Selected Measure, which is the Company’s TSR relative to the Index, calculated in the manner as for the PSUs granted to the NEOs in 2022. To further help understand the TSR relationship, we have included supplemental disclosure showing percentile rank as a parenthetical vs. the Index constituents.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (1)(3)(4)	Value of Initial Fixed $100		Net Income (dollars in thousands)
					Company TSR	Peer Group TSR (5)		Relative TSR vs. Russell 2000 Index (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$5,930,277	$3,742,696	$1,834,495	$1,238,722	$95.06	$93.83	$(286,295)	(13)%	(~P43)
2021	$6,273,391	$(3,096,075)	$2,061,594	$(424,081)	$130.12	$173.33	$30,390	(33)%	(~P25)
2020	$6,192,685	$14,450,419	$1,701,843	$3,441,952	$158.58	$176.01	$147,068	51%	(~P87)

1.SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine “compensation actually paid” as reported in the Pay Versus Performance Table. Compensation actually paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated in accordance with Item 402(v) of Regulation S-K.

2.The following tables show the adjustments made to our PEO’s total compensation as reported in the Summary Compensation Table to calculate “compensation actually paid” for each fiscal year:

PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation

Year	Summary Compensation Table Total	Deductions from Summary Compensation Table Total	Additions to Summary Compensation Table Total	Compensation Actually Paid
2022	$5,930,277	$(5,923,915)	$3,736,334	$3,742,696
2021	$6,273,391	$(12,744,963)	$3,375,498	$(3,096,075)
2020	$6,192,685	$(4,396,024)	$12,653,758	$14,450,419

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The table below further details the adjustments made to the PEO’s Summary Compensation Table totals to determine “compensation actually paid” for the PEO:

PEO	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$5,930,277	$6,273,391	$6,192,685
Deduction for Amounts Reported Under the "Stock Awards" Column in the SCT	$(5,071,127)	$(5,418,537)	$(3,851,977)
Deduction for Amounts Reported Under the "Option Awards" Column in the SCT	$—	$—	$—
Increase in Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$3,736,334	$1,196,578	$9,919,027
Increase in Fair Value of Awards Granted During Year that Vested During Year	$—	$—	$—
Increase/Decrease in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(708,083)	$(7,326,426)	$2,734,731
Increase/Decrease in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(144,705)	$2,178,919	$(544,047)
Deduction of Fair Value of Awards Granted Prior to Year that were Forfeited During the Year	$—	$—	$—
Increase Based Upon Incremental Fair Value of Awards Modified During Year	$—	$—	$—
Increase Based on Dividends or other Earnings Paid During Year Prior to Vesting Date of Award	$—	$—	$—
Total Additions	$3,736,334	$3,375,498	$12,653,758
Total Deductions	$(5,923,915)	$(12,744,963)	$(4,396,024)
Total Adjustments	$(2,187,581)	$(9,369,466)	$8,257,734
Compensation Actually Paid	$3,742,696	$(3,096,075)	$14,450,419

3.Amounts represent average total compensation reported in the Summary Compensation Table and average “compensation actually paid” to our named executive officers (excluding our PEO) for the relevant fiscal year, which includes the individuals indicated in the table below for each fiscal year:

Year	Non-PEO NEO's
2022	Julie Zeiler, Glen Weinstein, Jean Jacques Blanc, and Faris Habbaba
2021	Julie Zeiler, Glen Weinstein, Jean Jacques Blanc, and Faris Habbaba
2020	Julie Zeiler, Alison Dean, Glen Weinstein, Tim Saeger, Keith Hartsfield, and Russell Campanello

4.The following tables shows the adjustments made to the average Summary Compensation Table totals of our named executive officers (excluding our PEO) as reported in the Summary Compensation Table to calculate “compensation actually paid” for each fiscal year:

Year	Summary Compensation Table Total	Deductions from Summary Compensation Table Total	Additions to Summary Compensation Table Total	Compensation Actually Paid
2022	$1,834,495	$(1,559,090)	$963,316	$1,238,722
2021	$2,061,594	$(3,410,738)	$925,062	$(424,081)
2020	$1,701,843	$(1,005,287)	$2,745,396	$3,441,952

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The table below further details the adjustments to determine the average “compensation actually paid” to our named executive officers (excluding our PEO):

Average of Named Executive Officers Excluding the PEO	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$1,834,495	$2,061,594	$1,701,843
Deduction for Amounts Reported Under the "Stock Awards" Column in the SCT	$(1,277,879)	$(1,551,209)	$(879,042)
Deduction for Amounts Reported Under the "Option Awards" Column in the SCT	$—	$—	$—
Increase in Fair Value of Awards Granted During Year that Remain Unvested as of Year-End	$963,316	$656,017	$2,263,576
Increase in Fair Value of Awards Granted During Year that Vested During Year	$—	$—	$—
Increase/Decrease in Fair Value from Prior Year-end to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(216,785)	$(1,859,528)	$415,362
Increase/Decrease in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(64,425)	$269,045	$(30,359)
Deduction of Fair Value of Awards Granted Prior to Year that were Forfeited During the Year	$—	$—	$(95,886)
Increase Based Upon Incremental Fair Value of Awards Modified During Year	$—	$—	$66,458
Increase Based on Dividends or other Earnings Paid During Year Prior to Vesting Date of Award	$—	$—	$—
Total Additions	$963,316	$925,062	$2,745,396
Total Deductions	$(1,559,090)	$(3,410,738)	$(1,005,287)
Total Adjustments	$(595,773)	$(2,485,675)	$1,740,109
Compensation Actually Paid	$1,238,722	$(424,081)	$3,441,952

5.We used the 2022 peer group used for compensation benchmarking purposes to illustrate the value of initial fixed $100 investment.

As of December 31, 2022, there were fifteen companies in our 2022 peer group used for compensation benchmarking purposes, which are: 3D Systems Corporation, Alarm.com Holdings, Inc., Azenta Inc., Coherent Corp., Dolby Laboratories, Inc., Faro Technologies, Inc., Garmin Ltd., GoPro, Inc., Logitech International S.A., NETGEAR, Inc., Novanta Inc., Roku, Inc., Sonos, Inc., Trimble Inc. and Universal Electronics Inc. For these purposes, we removed Poly (Plantronics, Inc.) from the 2022 peer group disclosed in the CD&A as they were acquired by Hewlett Packard on August 29, 2022.

6.Relative TSR is defined as the percentage by which our TSR is greater than or less than the Russell 2000 Index. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider relative TSR against the Index (which is the primary measure used to determine for the number of PSUs earned for purposes of the 2022 PSU awards) to be the most important performance measure used by the Company to link compensation actually paid to the named executive officers for fiscal year 2022 to Company performance.

Narrative to Relationship Between "Compensation Actually Paid" and Performance Measures

We use a mix of performance measures in our annual and long-term incentive programs to align executive pay with Company performance. Our named executive officers’ target total compensation is heavily weighted towards short and long-term performance with performance goals aligned with stockholders’ interest. We believe the Pay Versus Performance tables show the alignment between compensation actually paid to the named executive officers and the Company’s performance, consistent with our compensation philosophy as described in our CD&A on page 32. Specifically, a large portion of the named executive officers’ compensation for 2022 was earned based on relative TSR against the Index and as such the PEO and non-PEO named executive officers’ “compensation actually paid” each year was generally aligned with our relative TSR performance and increased when our relative TSR performance increased but declined when our relative TSR performance declined. Our revenue and operating income performance over the period also generally align with compensation actually paid.

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As shown in the Pay Versus Performance table, the Company’s net income has decreased while the PEO and other named executive officers’ compensation actually paid declined significantly in 2021 from 2020 with some recovery in 2022. This is due in large part to the significant emphasis the Company places on equity incentives, which are sensitive to changes in stock price. The Company does not use net income to determine compensation levels or incentive plan payouts.

As outlined in our CD&A on page 35 we do not have any true consumer robotic peer companies that are publicly traded. The pandemic created some volatility within our peer group’s TSR and while our TSR performance was behind the peer group the end of 2020 and 2021, our TSR recovered at the end of 2022. This performance generally aligned well with compensation actually paid to our named executive officers.

COMPARISON OF 3 YEAR CUMULATIVE TOTAL RETURN*#
Among iRobot Corporation and a Peer Group

*$100 invested on 12/31/2019 in stock or index, including reinvestment dividends
#Fiscal year end December 31.

	12/19	12/20	12/21	12/22
iRobot Corporation	100.00	158.58	130.12	95.06
Peer Group	100.00	176.01	173.33	93.83

As required by SEC rules, the three performance measures listed below represent the most important metrics we used to link “compensation actually paid” to Company performance. As further explanation of how these performance metrics are used to determine each named executive officer’s compensation is described in our Compensation Discussion and Analysis within the sections titled “Cash Incentive Compensation” and “Long-Term Incentives.”

Most Important Performance Measures
•Relative Total Shareholder Return
•Non-GAAP Operating Income(1)
•Revenue

(1)
When reconciling to GAAP operating income, non-GAAP operating income reflects adjustments for amortization of acquired tangible assets, stock-based compensation, tariff refunds, net merger, acquisition, and divestiture expense (income), IP litigation expense, and restructuring/other.

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To further show the alignment of pay and performance, we have shown our PEO’s realizable pay over the past three years to supplement the Pay Versus Performance table. This shows a similar story to compensation actually paid, where pay has fallen below target when we fall short of compensatory performance goals.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Director Compensation

In connection with our efforts to attract and retain highly qualified individuals to serve on our board of directors, we maintain a cash and equity compensation policy for our non-employee members of our board of directors. In fiscal year 2022, each non-employee member of our board of directors was entitled to the following cash compensation:

Annual retainer for board membership	$ 55,000
Annual retainer for lead independent director	$ 25,000
Audit Committee
Annual retainer for committee membership	$ 12,500
Additional retainer for committee chair	$ 12,500
Compensation and Talent Committee
Annual retainer for committee membership	$ 10,000
Additional retainer for committee chair	$ 10,000
Nominating and Corporate Governance Committee
Annual retainer for committee membership	$ 5,000
Additional retainer for committee chair	$ 5,000

Members of the ad hoc transaction committee do not receive fees for service on such committee.

Pursuant to our Non-Employee Directors’ Deferred Compensation Program, each non-employee director may elect in advance to defer the receipt of these cash fees. During the deferral period, the cash fees will be deemed invested in stock units. The deferred compensation will be settled in shares of our common stock upon the termination of service of the director or such other time as may have been previously elected by the director. The shares will be issued from our 2018 Plan or a subsequent stock option and incentive plan approved by our stockholders.

In 2022, each of our non-employee members of our board of directors was entitled to the following equity compensation:

At the end of the tenth week of the fiscal quarter in which our annual meeting of stockholders occurs, each re-elected non-employee director receives a grant of RSUs having a fair market value of $200,000, which vests in full on the first anniversary of such grant.

All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors.

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Compensation

The following table provides compensation information for the fiscal year ended December 31, 2022, for each non-employee member of our board of directors. The table excludes Mr. Angle, who is a named executive officer of the Company and did not receive any additional compensation for his service as director in 2022.

DIRECTOR COMPENSATION TABLE — 2022

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Mohamad Ali	76,058	199,998	276,056
Michael Bell(2)	32,500	—	32,500
Deborah Ellinger	65,000	199,998	264,998
Karen Golz	74,952	199,998	274,950
Dr. Ruey-Bin Kao	65,000	199,998	264,998
Eva Manolis	73,462	199,998	273,460
Andrew Miller	89,471	199,998	289,469
Michelle Stacy	77,981	199,998	277,979

(1)
Represents the grant date fair value of RSUs awarded in the fiscal year ended December 31, 2022 in accordance with ASC Topic 718 disregarding any estimates of forfeitures. The grant date fair value is the fair market value of our common stock on the date of grant multiplied by the number of shares of common stock underlying such RSU award.

(2)	Mr. Bell's term expired on the board on May 27, 2022 at the annual meeting of stockholders

The non-employee members of our board of directors who held such position on December 31, 2022, held the following aggregate number of unvested RSUs as of such date:

Name	Number of Unvested Restricted Stock Units
Mohamad Ali	4,937
Deborah Ellinger	4,937
Karen Golz	4,937
Dr. Ruey-Bin Kao	4,937
Eva Manolis	4,937
Andrew Miller	4,937
Michelle Stacy	4,937

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the iRobot Corporation 2005 Stock Option and Incentive Plan, as amended, the Evolution Robotics, Inc. 2007 Stock Plan, the iRobot Corporation 2015 Stock Option and Incentive Plan (the “2015 Plan”) and the 2018 Plan. We have no equity compensation plans that were not approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, units and rights (a)	Weighted average exercise price of outstanding options, units and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))(c)
Equity compensation plans approved by security holders	1,578,430(1)	$37.81	1,394,174(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,578,430	$37.81	1,394,174

(1)
Includes 78,148 shares of common stock issuable upon the exercise of outstanding options, 1,133,100 shares of common stock issuable upon the vesting of RSUs, and 367,182 shares of common stock issuable upon the vesting of PSUs if specified performance metrics are achieved at target levels.

(2)
As of December 31, 2022, there were no shares available for grants under the 2005 Stock Option and Incentive Plan, as amended, the Evolution Robotics, Inc. 2007 Stock Plan or the 2015 Plan. As of December 31, 2022, there were 1,394,174 shares available under the 2018 Plan.

Transactions with Related Persons

In 2022, there was no transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

Our board of directors has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the SEC. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the board of directors, the nominating and corporate governance committee, both or neither.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has retained PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to serve as independent registered public accountants for our 2023 fiscal year. PwC has served as our independent registered public accounting firm since 1999. The Company is asking stockholders to ratify the selection by the audit committee of the board of directors of PwC as our independent auditors for the 2023 fiscal year. Although ratification by the stockholders is not required by law, the board of directors has determined that it is desirable to request approval of this selection by the stockholders as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment of PwC, the audit committee will consider this factor when making any determinations regarding PwC.

Independence and Quality

As provided in the audit committee charter, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each year, the audit committee considers whether to retain PwC and whether such service continues to be in the best interests of the Company and our stockholders. Among other things, the audit committee considers:

•the quality and scope of the audit;
•the independence of PwC;
•the performance of the lead engagement partner, the number of people staffed on the engagement team, and the quality of the engagement team, including the quality of the audit committee’s ongoing communications with and the capability and expertise of the team;
•PwC’s tenure as our independent auditor and its familiarity with our global operations and business, accounting policies and practices, and internal controls over financial reporting; and
•external data relating to audit quality and performance, including recent PCAOB inspection reports available for PwC.

Based on this evaluation, the members of the audit committee and the board of directors believe that PwC is independent and that it is in the best interests of the Company and its stockholders to retain PwC to serve as its independent auditors for the fiscal year 2023.

The audit committee is also responsible for selecting the lead engagement partner. The rules of the SEC and PwC’s policies require mandatory rotation of the lead engagement partner every five years. In 2021, the audit committee selected a new lead engagement partner to begin in the 2022 fiscal year. During 2021, the audit committee, including the chair of the audit committee, were directly involved in the selection of the new lead engagement partner. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified criteria. The process included discussions between the chair of the audit committee and PwC as to all of the final candidates under consideration for the position, meetings with the full audit committee and management, and robust interviews with the final candidates.

Pre-Approval of Audit and Non-audit Services

The audit committee has implemented procedures under our audit committee pre-approval policy for audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of PwC for specified audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by PwC. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with PwC, see “The Board of Directors and Its Committees” and “Report of the Audit Committee of the Board of Directors.”

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Representatives of PwC attended all of the standard audit committee meetings in 2022. We expect that a representative of PwC will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

PricewaterhouseCoopers LLP Fees

The following table shows the aggregate fees for professional services rendered by PwC to us during the fiscal years ended December 31, 2022 and January 1, 2022.

	2022	2021
Audit Fees	$2,243,626	$1,800,642
Audit-Related Fees	—	113,700
Tax Fees	91,833	338,997
All Other Fees	100,356	—
Total	$2,435,815	$2,253,339
Audit Fees

Audit Fees for both years consist of fees for professional services associated with the annual consolidated financial statements audit, statutory filings, consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Consists of fees associated with services related to review of accounting for significant transactions and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit Fees.”

Tax Fees

Tax Fees consist of fees for professional services rendered for assistance with federal, state, local and international tax planning and compliance.

All Other Fees

All other fees include licenses to technical accounting research software and fees associated with services to perform an assessment of compliance with global privacy laws. The audit committee has determined that the provision of services described above to us by PwC is compatible with maintaining their independence.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS IROBOT’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2023.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

PROPOSAL 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution approving the named executive officers’ compensation described herein. This proposal, known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officers' compensation. At our 2017 annual meeting of stockholders, our stockholders voted, on a non-binding, advisory basis, for the Company to hold future say-on-pay votes on an annual basis. In accordance with the advisory vote by our stockholders, we hold a non-binding, advisory vote on the compensation of our named executive officers every year.

This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our annual meeting of stockholders:

“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables and related narrative discussion.”

Before you vote, we recommend that you read the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the Company’s executive compensation programs and philosophy.

This vote is advisory, and therefore not binding on the Company, the compensation and talent committee or our board of directors. However, our board of directors and our compensation and talent committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

PROPOSAL 4

NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A(a)(2) of the Exchange Act enables stockholders to vote, on a non-binding, advisory basis, on how frequently our Company will submit “say-on-pay” proposals, similar to Proposal 3, to stockholders in the future. Under Section 14A(a)(2), generally, each public company must submit this proposal to its stockholders not less than once every six years, and this proposal was last submitted to our Company’s stockholders at the 2017 annual meeting of stockholders. Stockholders may choose to recommend that future say-on-pay proposals be held (i) every year (“1 YEAR” on the proxy card), (ii) every two years (“2 YEARS” on the proxy card) or (iii) every three years (“3 YEARS” on the proxy card). In addition, stockholders may choose to abstain from voting on this proposal.

Our board of directors believes that submitting a non-binding, advisory say-on-pay resolution to stockholders every year is the most appropriate alternative for the Company, and this alternative received the majority of the votes cast at our Company’s 2017 annual meeting of stockholders. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our Company’s proxy statements is compensation granted in or for the prior fiscal year. Accordingly, an annual say-on-pay resolution will continue to complement the annual focus of our proxy statement disclosure and provide our Company with the most timely feedback of the three frequency options. This feedback may then be considered by the compensation and talent committee in its annual decision-making process. Additionally, the administrative process of submitting a non-binding, advisory say-on-pay resolution to stockholders on an annual basis is not expected to impose any substantial additional costs on our Company.

This vote is advisory, and therefore not binding on the Company, the compensation and talent committee or our board of directors. However, our board of directors and our compensation and talent committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of future non-binding, advisory votes on the compensation of our named executive officers.

Recommendation of the Board:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON A NON-BINDING, ADVISORY BASIS, FOR EVERY YEAR (“1 YEAR” ON THE PROXY CARD) AS THE FREQUENCY FOR FUTURE NON-BINDING, ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of March 11, 2023: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee of the Company; (iii) by each named executive officer of the Company; and (iv) by all directors and executive officers of the Company as a group. Unless otherwise noted below, the address of each person listed on the table is c/o iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730.

Name of Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned(2)
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	4,679,984	17.03%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	2,934,514	10.68%
PRIMECAP Management Company(5) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	1,930,653	7.03%
Alpine Associates Management Inc.(6) 574 Sylvan Avenue, Suite 100 Englewood Cliffs, NJ 07632	1,501,100	5.46%
Colin Angle(7)	309,494	1.12%
Mohamad Ali	20,441	*
Deborah Ellinger	21,016	*
Karen Golz	1,348	*
Dr. Ruey-Bin Kao	7,068	*
Andrew Miller	7,165	*
Eva Manolis	6,776	*
Michelle Stacy	15,520	*
Jean Jacques Blanc(8)	16,613	*
Faris Habbaba	9,238	*
Glen Weinstein(9)	37,144	*
Julie Zeiler(10)	25,961	*
All executive officers, directors and nominees as a group (13 individuals)(11)	512,546	1.86%

*	Represents less than 1% of the outstanding common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes (i) shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 11, 2023 and (ii) shares issuable pursuant to restricted stock units held by the respective person or group that vest within 60 days of March 11, 2023.

(2)	Applicable percentage of ownership as of March 11, 2023 is based upon 27,475,375 shares of common stock outstanding.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

(3)
BlackRock, Inc. has sole voting power with respect to 4,629,282 shares and sole dispositive power with respect to 4,679,984 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. This information has been obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2023.

(4)
The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 42,331 shares, sole dispositive power with respect to 2,866,376 shares and shared dispositive power with respect to 68,138 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355. This information has been obtained from a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023.

(5)
The address of PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105. This information has been obtained from a Schedule 13G/A filed by PRIMECAP Management Company with the SEC on February 9, 2023.

(6)
The address of Alpine Associates Management Inc. is 574 Sylvan Avenue, Suite 100, Englewood Cliffs, NJ 07632. This information has been obtained from a Schedule 13G filed by Alpine Associates Management Inc. with the SEC on February 10, 2023.

(7)	Includes 30,950 shares issuable upon exercise of stock options and 4,541 shares issuable upon vesting of restricted stock units.
(8)	Includes 380 shares issuable upon exercise of stock options and 1,290 shares issuable upon vesting of restricted stock units.
(9)	Includes 1,342 shares issuable upon vesting of restricted stock units.
(10)	Includes 5,950 shares issuable upon exercise of stock options and 1,548 shares issuable upon vesting of restricted stock units.
(11)	Includes 37,280 shares issuable upon exercise of stock options and 9,959 shares issuable upon vesting of restricted stock units.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

ADDITIONAL INFORMATION

Other Matters

The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice or other proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single Notice or other proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or other proxy materials, you may (1) notify your broker, (2) direct your written request to: iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary or (3) contact our Investor Relations department by telephone at (781) 430-3003. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our 2024 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at the Company’s principal executive offices not later than December 12, 2023. Stockholders who meet the applicable eligibility requirements under the proxy access provision of our by-laws and wish to include nominees for our board of directors in the Company’s Proxy Statement for the 2024 annual meeting, or stockholders who wish to make a proposal at the 2024 annual meeting (other than a proposal made pursuant to Rule 14a-8 or pursuant to the proxy access provision of our by-laws), must in each case notify us between January 27, 2024 and February 26, 2024. If a stockholder who wishes to present a proposal fails to notify us by February 26, 2024 and such proposal is brought before the 2024 annual meeting, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2024 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2024. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to iRobot Corporation, 8 Crosby Drive, Bedford, Massachusetts 01730, Attention: Secretary. We also encourage you to submit any such proposals via email to glen@irobot.com.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such persons are required by regulations of the SEC to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended December 31, 2022, except for the following: a delinquent Form 4 filed by Mr. Angle on May 26, 2022 relating to the exercise of 23,350 shares subject to a stock option and the sale of 23,350 shares of common stock on May 23, 2022.

EXPENSES AND SOLICITATION

The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

TOTAL STOCKHOLDER RETURN

The graph below matches the cumulative Five-Year total return of holders of iRobot Corporation's common stock with the cumulative total returns of the Nasdaq Composite index and two customized peer groups of fifteen companies (2021 Peer Group and 2022 Peer Group) detailed below. The 2021 and 2022 Peer Groups share fourteen of the same companies but the 2022 Peer Group was updated to match the Compensation Peer Group by replacing Ubiquiti Inc. with Alarm.com Holdings, Inc. An investment of $100 (with reinvestment of all dividends) is assumed to have been made in our common stock, in the designated index and in each of the peer groups on 12/31/2017 and its relative performance is tracked through 12/31/2022.

2021 Peer Group: There are fifteen companies included in the Company's 2021 customized peer group which are: 3D Systems Corporation, Azenta Inc., Coherent Corp., Dolby Laboratories, Inc., Faro Technologies, Inc., Garmin Ltd., GoPro, Inc., Logitech International S.A., NETGEAR, Inc., Novanta Inc., Roku, Inc., Sonos, Inc., Trimble Inc., Ubiquiti Inc. and Universal Electronics Inc.

2022 Peer Group: The fifteen companies included in the Company's 2022 customized peer group are: 3D Systems Corporation, Alarm.com Holdings, Inc., Azenta Inc., Coherent Corp., Dolby Laboratories, Inc., Faro Technologies, Inc., Garmin Ltd., GoPro, Inc., Logitech International S.A., NETGEAR, Inc., Novanta Inc., Roku, Inc., Sonos, Inc., Trimble Inc. and Universal Electronics Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL STOCKHOLDER RETURN*
Among iRobot Corporation, the Nasdaq Composite Index,
2021 Peer Group and 2022 Peer Group

$300
$250
$200
$150
$100
$50
$0
12/17
12/18
12/19
12/20
12/21
12/22
iRobot Corporation
NASDAQ Composite
2021 Peer Group
2022 Peer Group

*$100 invested on 12/31/17 in stock or index, including reinvestment of dividends.

Fiscal year ending December 31.

	12/17	12/18	12/19	12/20	12/21	12/22
iRobot Corporation	100.00	109.18	66.01	104.68	85.89	62.75
Nasdaq Composite	100.00	97.16	132.81	192.47	235.15	158.65
2021 Peer Group	100.00	96.22	156.44	266.85	268.07	156.70
2022 Peer Group	100.00	92.86	143.30	252.22	248.38	134.45

Notice of Annual Meeting of Stockholders and iRobot 2023 Proxy Statement

Corporate Office
8 Crosby Drive
Bedford, Massachusetts 01730
Phone: 781.430.3000

Transfer Agent
Computershare Trust
Company, Inc.
P.O. Box 505000
Louisville, KY 40233
(800) 962-4284
International +1 (781) 575-3120

Legal Counsel
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Phone: 617.570.1000

Independent Registered
Public Accounting Firm
PricewaterhouseCoopers LLP
101 Seaport Boulevard
Boston, Massachusetts 02110
Phone: 617.530.5000

Common Stock Information
Our common stock is traded on the Nasdaq Global Select Market under the symbol “IRBT.”

Investor Information
Karian Wong
SVP & Principal Accounting Officer
investorrelations@irobot.com
A copy of our financial reports, stock
quotes, news releases, SEC filings, as
well as information on our products is
available in the Investor Relations section of
www.irobot.com

Board Members
Colin M. Angle
Co-founder, Chairman of the Board and Chief
Executive Officer

Mohamad Ali
Director

Deborah Ellinger
Director, Nominating and
Corporate Governance Committee Chair

Karen Golz
Director, Audit Committee Chair

Dr. Ruey-Bin Kao
Director

Eva Manolis
Director

Andrew Miller
Lead Independent Director, Transaction Committee Chair

Michelle Stacy
Director, Compensation and Talent Committee Chair

Executive Team
Colin M. Angle
Chief Executive Officer

Julie Zeiler
Executive Vice President and Chief Financial Officer

Glen D. Weinstein
Executive Vice President, Chief Legal Officer

Jean Jacques Blanc
Executive Vice President, Chief Commercial Officer

Faris Habbaba
Executive Vice President, Chief Research and Development Officer

Russell Campanello
Executive Vice President, Human Resources and Corporate Communications

iRobot Mission
Empowering People To Do More

Corporate Headquarters
8 Crosby Drive
Bedford, MA 01730
USA
Phone: 781.430.3000
iRobot.com
info@irobot.com

iRobot

iRobot Corporation
8 Crosby Drive
Bedford, MA 01730

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on May 25, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IRBT2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE: 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on May 25, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05021-P88817 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

iRobot Corporation

1. Elect three (3) Class III directors (Karen Golz, Andrew Miller and Michelle Stacy), each to serve for a three-year term.
The Board recommends a vote FOR all nominees.

Nominees for Class III directors:	**For**	**Against**	**Abstain**
1a. Karen Golz	☐	☐	☐
1b. Andrew Miller	☐	☐	☐
1c. Michelle Stacy	☐	☐	☐

	For	**Against**	**Abstain**
2. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year. **The Board recommends a vote FOR this proposal number 2.**	☐	☐	☐
3. Approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement. **The Board recommends a vote FOR this proposal number 3.**	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Approve, on a non-binding, advisory basis, the frequency of future non-binding, advisory votes on the compensation of our named executive officers. **The Board recommends a vote 1 YEAR on this proposal number 4.**	☐	☐	☐	☐

NOTE: Your proxy holder will also vote on any other business properly brought before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, 2022 Annual Report and additional soliciting materials are available at www.proxyvote.com.

V05022-P88817

iRobot Corporation
Annual Meeting of Stockholders
May 26, 2023 8:30 a.m. ET
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Glen D. Weinstein and Russell J. Campanello as proxies, with full power of substitution to vote all shares of stock of iRobot Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of iRobot Corporation to be held over the Internet at www.virtualshareholdermeeting.com/IRBT2023 on Friday, May 26, 2023 at 8:30 a.m., ET, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 11, 2023, a copy of which has been received by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)